EXHIBIT 10.6

                              AGREEMENT OF MERGER

                                     AMONG

                               WBT HOLDINGS LLC,

                                WB PARENT CORP.,

                              WB ACQUISITION CORP.

                                      AND

                         AMERICAN FILTRONA CORPORATION



                               February 19, 1997



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ARTICLE 1
THE BUSINESS COMBINATION..........................................................................................2
         1.1      THE MERGER......................................................................................2
         1.2      CLOSING.........................................................................................2
         1.3      EFFECTIVE TIME OF THE MERGER....................................................................2
         1.4      ARTICLES OF INCORPORATION; BYLAWS...............................................................2
         1.5      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............................................2

ARTICLE 2

CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION..............................................................3
         2.1      CONVERSION OF SHARES............................................................................3
                  (a)      AFC COMMON STOCK.......................................................................3
                  (b)      SUBCORP STOCK..........................................................................3
                  (c)      AFC COMMON STOCK HELD BY HOLDINGS......................................................3
         2.2      MERGER CONSIDERATION............................................................................3
         2.3      STOCK TRANSFER BOOKS............................................................................3
         2.4      SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING  AFC COMMON STOCK...........................3
                  (a)      EXCHANGE AGENT.........................................................................3
                  (b)      SURRENDER OF CERTIFICATES..............................................................4
                  (c)      LOST CERTIFICATES......................................................................4
                  (d)      NO INTEREST............................................................................4
                  (e)      WITHHOLDING RIGHTS.....................................................................5

ARTICLE 3

AFC STOCK OPTIONS.................................................................................................5

ARTICLE 4

REPRESENTATIONS AND WARRANTIES....................................................................................5
         4.1      REPRESENTATIONS AND WARRANTIES BY AFC...........................................................5
                  (a)      ORGANIZATION AND QUALIFICATION.........................................................5
                  (b)      CAPITALIZATION.........................................................................6
                  (c)      AUTHORITY..............................................................................6
                  (d)      NON-CONTRAVENTION......................................................................6
                  (e)      GOVERNMENTAL CONSENTS..................................................................7
                  (f)      PERIODIC REPORTS.......................................................................7
                  (g)      SUBSIDIARIES...........................................................................8
                  (h)      FINANCIAL STATEMENTS...................................................................8
                  (i)      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................10

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                  (j)      GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS...................................11
                  (k)      CONDUCT OF BUSINESS...................................................................12
                  (l)      TAX MATTERS...........................................................................12
                  (m)      PROPERTY..............................................................................12
                  (n)      MATERIAL CONTRACTS....................................................................14
                  (o)      LEGAL PROCEEDINGS.....................................................................16
                  (p)      LABOR RELATIONS.......................................................................16
                  (q)      INSIDER INTERESTS.....................................................................17
                  (r)      INTELLECTUAL PROPERTY.................................................................17
                  (s)      INSURANCE.............................................................................18
                  (t)      PROXY STATEMENT.......................................................................19
                  (u)      EMPLOYEE AND FRINGE BENEFIT PLANS.....................................................19
                  (v)      MAJOR CUSTOMERS.  ....................................................................22
                  (w)      SECTIONS 13.1-725 THROUGH 13.1-727.1..................................................23
                  (x)      ENVIRONMENTAL.........................................................................23
                  (y)      ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS.....................................25
                  (z)      BROKERS, FINDERS AND INVESTMENT BANKERS...............................................25
                  (aa)     INVENTORIES AND RAW MATERIALS OF FIBERS BUSINESS......................................26
                  (bb)     RECEIVABLES OF THE FIBERS BUSINESS....................................................26
                  (cc)     EMPLOYEES OF FIBERS BUSINESS..........................................................26
                  (dd)     PRODUCTS OF THE FIBERS BUSINESS.......................................................26
                  (ee)     INTRACOMPANY ACCOUNTS.................................................................26
                  (ff)     FOREIGN CURRENCY EXPOSURES............................................................27
                  (gg)     COMPANY NAME..........................................................................27
                  (hh)     INDEBTEDNESS..........................................................................27
         4.2      REPRESENTATIONS AND WARRANTIES BY HOLDINGS, PARENT AND SUBCORP.................................27
                  (a)      ORGANIZATION AND QUALIFICATION, ETC...................................................27
                  (b)      CAPITALIZATION........................................................................28
                  (c)      AUTHORITY.............................................................................28
                  (d)      NON-CONTRAVENTION.....................................................................28
                  (e)      GOVERNMENTAL CONSENTS.................................................................29
                  (f)      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................29
                  (g)      PROXY STATEMENT.......................................................................29
                  (h)      ACTIVITIES OF SUBCORP.................................................................29
                  (i)      LEGAL PROCEEDINGS.....................................................................30
                  (j)      BROKERS, FINDERS AND INVESTMENT BANKERS...............................................30
                  (k)      OBLIGATIONS TO FUND...................................................................30

ARTICLE 5

ADDITIONAL COVENANTS AND AGREEMENTS..............................................................................30
         5.1      CONDUCT OF BUSINESS............................................................................30
                  (a)      OPERATION BY AFC IN THE ORDINARY COURSE OF BUSINESS...................................30

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                  (b)      FORBEARANCES BY AFC...................................................................31
                  (c)      CONDUCT OF THE FIBERS BUSINESS........................................................33
                  (d)      NOTICES OF CERTAIN EVENTS.............................................................33
         5.2      AFC SHAREHOLDERS MEETING.......................................................................34

         5.3      BEST EFFORTS; FURTHER ASSURANCES; COOPERATION..................................................34
                  (a)      REGULATORY ACTION.....................................................................34
                  (b)      CERTAIN LEGAL PROCEEDINGS.............................................................35
                  (c)      NOTICE................................................................................35
         5.4      INVESTIGATION; CONFIDENTIALITY.................................................................35
         5.5      EXPENSES.......................................................................................36
         5.6      PROXY STATEMENT................................................................................36
         5.7      PERIODIC REPORTS...............................................................................36
         5.8      PUBLIC ANNOUNCEMENTS...........................................................................36
         5.9      ANTITRUST CHALLENGES...........................................................................37
         5.10     EMPLOYEE MATTERS...............................................................................37
                  (a)     STAY BONUSES AND SEVERANCE AGREEMENTS..................................................37
                  (b)     EMPLOYEE BENEFIT PLAN MATTERS..........................................................37
                  (c)     LABOR MATTERS..........................................................................39
         5.11     ACCOUNTANT'S LETTERS...........................................................................39
         5.12     NON SOLICITATION; COMPETING OFFERS.............................................................39
         5.13      CONDITIONS IN FIBERS SALE AGREEMENT AND FINANCING.............................................39
         5.14      INVESTMENT SECURITIES.........................................................................39
         5.15     FILPAC INDEBTEDNESS............................................................................39
         5.16     ACCESS TO INFORMATION..........................................................................39
         5.17     SETTLEMENT OF LAWSUITS.........................................................................41
         5.18     ASSUMPTION OF LIABILITIES......................................................................41

ARTICLE 6

CONDITIONS TO THE MERGER.........................................................................................41
         6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY........................................................41
                  (a)      AFC SHAREHOLDER APPROVAL..............................................................41
                  (b)      HSR ACT...............................................................................41
                  (c)      PROXY STATEMENT.......................................................................41
                  (d)      INJUNCTION, ETC.......................................................................41
         6.2      CONDITIONS TO OBLIGATIONS OF HOLDINGS AND SUBCORP..............................................42
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................42
                  (b)      REPRESENTATIONS AND WARRANTIES........................................................42
                  (c)      CERTIFICATE...........................................................................42
                  (d)      OPINION AND CONFIRMATION OF AFC'S COUNSEL.............................................42
                  (e)      LETTERS FROM ACCOUNTANTS..............................................................42
                  (f)      ADDITIONAL CERTIFICATES, ETC..........................................................42
                  (g)      RESIGNATIONS..........................................................................43

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                  (h)      FINANCING.............................................................................43
                  (i)      SATISFACTION OF CONDITIONS IN FIBERS SALE AGREEMENT...................................43
                  (j)      MORGAN CONSULTING AND NON-COMPETITION AGREEMENT.......................................43
                  (k)      MORGAN SEVERANCE AGREEMENT............................................................43
                  (l)      TRANSFER AGENT'S CERTIFICATE..........................................................43
         6.3      CONDITIONS TO OBLIGATIONS OF AFC...............................................................43
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................43
                  (b)      REPRESENTATIONS AND WARRANTIES........................................................44
                  (c)      CERTIFICATE...........................................................................44
                  (d)      OPINION AND CONFIRMATION OF HOLDINGS', PARENT'S AND SUBCORP'S
                           COUNSEL...............................................................................44
                  (e)      ADDITIONAL CERTIFICATES, ETC..........................................................44
                  (f)      SATISFACTION OF CONDITIONS IN FIBERS SALE AGREEMENT...................................44
                  (g)      FAIRNESS OPINION......................................................................44

ARTICLE 7

TERMINATION AND ABANDONMENT......................................................................................45
         7.1      TERMINATION AND ABANDONMENT....................................................................45
         7.2      SPECIFIC PERFORMANCE...........................................................................46
         7.3      RIGHTS AND OBLIGATIONS UPON TERMINATION........................................................46
         7.4      CERTAIN FEES AND EXPENSES......................................................................47
                  (a)      EXPENSES..............................................................................47
                  (b)      FEE...................................................................................47
                  (c)      PAYMENT...............................................................................47
         7.5      EFFECT OF TERMINATION..........................................................................48

ARTICLE 8

GENERAL PROVISIONS...............................................................................................48
         8.1      WAIVER OF CERTAIN CONDITIONS...................................................................48
         8.2      NOTICES........................................................................................48
         8.3      TABLE OF CONTENTS; HEADINGS....................................................................49
         8.4      AMENDMENT......................................................................................49
         8.5      NO SURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS........................................49
         8.6      SEVERABILITY...................................................................................49
         8.7      WAIVER.........................................................................................50
         8.8      NO THIRD PARTY BENEFICIARIES; ASSIGNMENT.......................................................50
         8.9      TIME OF THE ESSENCE; COMPUTATION OF TIME.......................................................50
         8.10     COUNTERPARTS...................................................................................50
         8.11     GOVERNING LAW..................................................................................50
         8.12     ENTIRE AGREEMENT...............................................................................51
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                                LIST OF EXHIBITS

Exhibit A                  Plan of Merger
Exhibit B                  Fibers Sale Agreement
Exhibit C                  Articles of Merger
Exhibit D                  Opinion and Confirmation of AFC's Counsel
Exhibit E                  Opinion and Confirmation of Holdings's and SubCorp's
                           Counsel
Exhibit F                  Wachovia Commitment Letter Dated _____________




                               LIST OF SCHEDULES

Schedule       3.1               AFC Stock Option Plans
               4.1(b)            Capitalization
               4.1(d)            Non-Contravention
               4.1(e)            Governmental Consents
               4.1(g)            AFC Subsidiaries
               4.1(h)(iii)       Fibers Business Liabilities
               4.1(i)            Certain Changes or Events
               4.1(j)            Governmental Authorizations and Compliance
                                    with Laws
               4.1(j)(ii)        Permits
               4.1(l)            Tax Matters
               4.1(m)(i)         Possession of Properties
               4.1(m)(ii)        Fibers Real Property
               4.1(m)(iii)       Fibers Personal Property
               4.1(m)(iv)        Headquarters Property
               4.1(n)            Material Contracts
               4.1(o)            Legal Proceedings
               4.1(p)            Labor Relations
               4.1(q)            Insider Interests
               4.1(r)            Intellectual Property
               4.1(s)            Insurance
               4.1(u)            Employee and Fringe Benefit Plans
               4.1(v)            Major Customers of AFC
               4.1(x)            Environmental
               4.1(cc)           Fibers Business Employees
               4.1(ee)           Intracompany Accounts
               4.1(ff)(i)        Foreign Currency - Products
               4.1(ff)(ii)       Foreign Currency - Raw Materials
               4.1(hh)           Indebtedness
               5.1               Conduct of Business

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               5.1(b)(vi)        Capital Expenditures
               5.10              Stay Bonuses and Severance Agreements


                                  DEFINED TERMS

AFC....................................................................Preamble
AFC Common Stock...........................................Background Statement
AFC Financial Statements.........................................Section 4.1(h)
AFC Quarterly Report.............................................Section 4.1(h)
AFC Stock Option Plans..............................................Section 3.1
AFC Stock Options...................................................Section 3.1
AFC Shareholders Meeting...........................................Section 4(t)
Affiliate........................................................Section 4.1(n)
Agreement..............................................................Preamble
Applicable Plan Year-End.........................................Section 4.1(u)
Articles of Merger..................................................Section 1.3
Associate........................................................Section 4.1(n)
best of AFC's knowledge..........................................Section 4.1(j)
best of Holdings', Parents and SubCorp's knowledge...............Section 4.2(i)
Bunzl......................................................Background Statement
Certificates.....................................................Section 2.4(b)
Closing.............................................................Section 1.2
Closing Date........................................................Section 1.2
Code.............................................................Section 2.4(e)
Commission..........................................................Section 1.3
Competing Transaction...............................................Section 7.1
Confidentiality Agreement...........................................Section 5.4
EEOC.............................................................Section 4.1(p)
Effective Time......................................................Section 1.3
Employee Plans...................................................Section 4.1(u)
Environmental Laws...............................................Section 4.1(x)
ERISA............................................................Section 4.1(u)
ERISA Affiliate..................................................Section 4.1(u)
Exchange Act.....................................................Section 4.1(f)
Exchange Agent...................................................Section 2.4(a)
Expenses.........................................................Section 7.4(a)
Fee..............................................................Section 7.4(b)
Fibers Balance Sheet.............................................Section 4.1(h)
Fibers Balance Sheet Date........................................Section 4.1(h)
Fibers Business............................................Background Statement
Fibers Financial Statements......................................Section 4.1(h)
Fibers Intellectual Property Agreement...........................Section 4.1(r)
Fibers Intellectual Property Rights.............................Section  4.1(r)
Fibers Material Adverse Effect...................................Section 4.1(i)

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Fibers Real Property.............................................Section 4.1(m)
Fibers Sale Agreement......................................Background Statement
FTC..............................................................Section 4.1(e)
Govermental Entity...............................................Section 4.1(e)
hazardous materials..............................................Section 4.1(x)
Hazardous Substance..............................................Section 4.1(x)
Holdings...............................................................Preamble
Holdings Material Contract.......................................Section 4.2(d)
HSR Act..........................................................Section 4.1(d)
"Immediate Family"...............................................Section 4.1(n)
Intellectual Property............................................Section 4.1(r)
Intellectual Property Agreement..................................Section 4.1(d)
Intellectual Property Agreements.................................Section 4.1(r)
IRS...........................................................Section 4.1(u)(i)
Justice..........................................................Section 4.1(e)
Lien.............................................................Section 4.1(d)
Material Adverse Change..........................................Section 4.1(i)
Material Adverse Effect..........................................Section 4.1(a)
Material Contract................................................Section 4.1(d)
Material Contracts...............................................Section 4.1(n)
Merger.....................................................Background Statement
Merger Consideration.............................................Section 2.1(a)
multi-employer plan..............................................Section 4.1(u)
NASDAQ...........................................................Section 2.4(b)
NLRB.............................................................Section 4.1(p)
Option Payment......................................................Section 3.1
Parent.................................................................Preamble
PBGC.............................................................Section 4.1(u)
Plan of Merger.............................................Background Statement
Plastics Business..........................................Background Statement
Performance Share Awards.........................................Section 4.1(b)
Permits..........................................................Section 4.1(j)
Permitted Liens..................................................Section 4.1(m)
Proxy Statement..................................................Section 4.1(t)
Registration Statement...........................................Section 4.1(u)
Rule 13e-3.......................................................Section 4.2(e)
second request...................................................Section 5.3(a)
SEC..............................................................Section 4.1(d)
Securities Act...................................................Section 4.1(f)
SubCorp................................................................Preamble
Subsidiary.......................................................Section 4.1(g)
Surviving Corporation...............................................Section 1.1
Super Fund........................................................Section 4.1(X)
Super Lien........................................................Section 4.1(X)


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Tax Returns......................................................Section 4.1(l)
Taxes............................................................Section 4.1(l)
toxic substances.................................................Section 4.1(x)
VSCA................................................................Section 1.1
Waste............................................................Section 4.1(x)


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                              AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (this "Agreement") is made as of February 19, 1997 among AMERICAN FILTRONA CORPORATION, a Virginia corporation ("AFC"), WBT HOLDINGS LLC, a Georgia limited liability company ("Holdings"), WB PARENT CORP., a Virginia corporation ("Parent"), which is a wholly-owned subsidiary of Holdings, and WB ACQUISITION CORP., a Virginia corporation ("SubCorp"), which is a wholly-owned subsidiary of Parent.


                              BACKGROUND STATEMENT

         Holdings and AFC desire to effect a business combination of AFC and SubCorp pursuant to the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"), by which SubCorp will merge with and into AFC, and the holders of shares of AFC common stock, $1.00 par value ("AFC Common Stock"), other than Holdings and any of its Subsidiaries (as hereinafter defined), will receive cash in exchange for AFC Common Stock, as provided in this Agreement (the "Merger"). The respective Boards of Directors of Parent, SubCorp and AFC each has, the Managers of Holdings have, and Parent as the sole shareholder of SubCorp has, approved this Agreement and the Plan of Merger. The Board of Directors of AFC has directed that this Agreement and the Plan of Merger be submitted to the shareholders of AFC for their approval.

         The parties contemplate that shares of AFC Common Stock will be acquired by Holdings from its affiliates and will be transferred by Holdings to Parent.

         The parties contemplate that the Closing (as hereinafter defined) of the Merger will take place contemporaneously with, but immediately before, the sale by the surviving corporation in the Merger to FIL Acquisition Corp., a Delaware corporation ("Bunzl"), of the assets used by AFC in conducting the business consisting of AFC's Bonded Fibers Segment (the "Fibers Business") pursuant to the Fibers Sale Agreement of even date herewith between SubCorp and Bunzl attached hereto as Exhibit B (the "Fibers Sale Agreement"). Following the Closing of the Merger and the transactions contemplated under the Fibers Sale Agreement, the surviving corporation in the Merger shall continue to conduct AFC's business consisting of its Plastic Products Segment (the "Plastics Business").


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

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                                   ARTICLE 1

                            THE BUSINESS COMBINATION

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time (as defined in Section 1.3 hereof), SubCorp shall be merged with and into AFC in accordance with the provisions of this Agreement and the Virginia Stock Corporation Act (the "VSCA"), and the separate existence of SubCorp shall thereupon cease, and AFC, as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the Commonwealth of Virginia as a wholly-owned subsidiary of Parent. The Plan of Merger provides for the terms and conditions of the Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference. The Merger shall have the effects provided under the applicable laws of the Commonwealth of Virginia including, but not limited to, Section 13.1-721 of the VSCA.

         1.2 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hunton & Williams, Riverfront Plaza, 951 East Byrd Street, Richmond, Virginia 23219-4074, as soon as possible after all conditions set forth in Article 6 have been satisfied or waived in writing but in no event later than the third business day after all such conditions shall have been satisfied or waived (the "Closing Date") or on such other date or time as the parties shall agree.

         1.3 EFFECTIVE TIME OF THE MERGER. If all the conditions set forth in
Article 6 shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement and the Plan of Merger have not been terminated pursuant to Article 7, the parties shall cause the articles of merger attached hereto as Exhibit C (the "Articles of Merger") to be executed, delivered and filed with the State Corporation Commission of the Commonwealth of Virginia (the "Commission") in accordance with the provisions of the VSCA. The Merger shall become effective at the time a certificate of merger is issued by the Commission with respect to the Merger unless a later effective time and date is specified in the Articles of Merger pursuant to the VSCA (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and Bylaws of SubCorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

         1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the persons who are directors and officers of SubCorp at the Effective Time will become the directors and officers of the Surviving Corporation.

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                                   ARTICLE 2

              CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION

         2.1 CONVERSION OF SHARES. In accordance with the Plan of Merger, at the Effective Time, by virtue of the Merger and without any further action on the part of any holder thereof:

                 (a) AFC COMMON STOCK. Each issued and outstanding share of AFC Common Stock, excluding any such shares held by any of AFC's Subsidiaries and excluding any such shares held by Holdings or any of its Subsidiaries, shall automatically be converted into only the right to receive the consideration for the Merger as set forth in Sections
         2.2 and 2.4 (the "Merger Consideration").

                 (b) SUBCORP STOCK. Each share of AFC Common Stock held by any of AFC's Subsidiaries and each issued and outstanding share of SubCorp at the Effective Time shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

                 (c) AFC COMMON STOCK HELD BY HOLDINGS. Each issued and outstanding share of AFC Common Stock held by Holdings or any of its Subsidiaries at the Effective Time shall thereafter continue to represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.2 MERGER CONSIDERATION. In accordance with the Plan of Merger and this Agreement, the Merger Consideration to be paid for each share of AFC Common Stock shall be Forty Six Dollars and 52 cents ($46.52) in cash.

         2.3 STOCK TRANSFER BOOKS. From and after the Effective Time, no transfer of AFC Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for AFC Common Stock other than shares held by Holdings and its Subsidiaries are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the consideration as described in Sections 2.1 and 2.2 and in accordance with the Plan of Merger.

         2.4 SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING  AFC COMMON
STOCK.

                 (a) EXCHANGE AGENT. Prior to the mailing of the Proxy Statement (as hereinafter defined) to the holders of record of AFC Common Stock, Holdings shall appoint Wachovia Bank of North Carolina, N.A. to act as exchange agent for the Merger (the "Exchange Agent") pursuant to an exchange agent agreement reasonably acceptable to AFC and Holdings. At the Effective Time, Holdings shall deposit with the Exchange Agent cash in the amount of the Merger Consideration less the amount of cash and

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         cash-equivalents held by AFC at the Effective Time and, pursuant to irrevocable instructions, direct the Exchange Agent to pay the Merger Consideration.

                 (b) SURRENDER OF CERTIFICATES. Promptly after the Effective Time, Holdings shall cause the Exchange Agent to mail and otherwise make available to each record holder as of the Effective Time of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of AFC Common Stock (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules and regulations of the NASDAQ Stock Market ("NASDAQ"). Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal duly executed, the holder of such Certificates shall be entitled to receive promptly in exchange therefor a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.2 and the Plan of Merger, and the Certificates so surrendered shall forthwith be canceled. If any portion of the Merger Consideration to be received upon exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a check representing cash to such other person, or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with the provisions of this Section 2.4 and the Plan of Merger, each Certificate (other than Certificates held by Holdings or any of its Subsidiaries) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of AFC Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                 (c) LOST CERTIFICATES. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Holdings an indemnity agreement and a bond in such reasonable sum as Holdings may direct as indemnity against any claim that may be made against the Exchange Agent, Holdings, Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

                 (d) NO INTEREST. No interest shall be paid or accrued on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

                 (e) WITHHOLDING RIGHTS. Holdings or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of AFC Common Stock and pay to the appropriate tax authority such amounts as Holdings or the Exchange Agent is required to deduct, withhold and pay with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdings or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of AFC Common Stock in respect of which such deduction and withholding was made by Holdings or the Exchange Agent.


                                   ARTICLE 3

                                AFC STOCK OPTIONS

         3.1 Schedule 3.1 lists all plans for the issuance of options to acquire AFC Common Stock (the "AFC Stock Option Plans") and plans for awards of performance shares, together with a list of all outstanding and unexercised options and all awards of performance shares under those plans, including as to each option or performance share award, the number of shares of AFC Common Stock covered by such option or performance share award, the date of grant of such option or performance share award and the date of expiration of such option. True and correct copies of all plans, and a copy of each form of option and performance share award listed on Schedule 3.1 have been delivered to Holdings. All outstanding options to purchase AFC Common Stock granted pursuant to the AFC Stock Option Plans shall be amended to provide that each such option shall become exercisable at the Effective Time and that each holder shall receive, as soon as practicable after the Effective Time, a payment equal to the per share Merger Consideration less the applicable option exercise price for each share subject to an outstanding option (each such payment an "Option Payment").

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES BY AFC. AFC represents and warrants to and agrees with Holdings, Parent and SubCorp as of the date of this Agreement and as of the Closing as follows:

                 (a) ORGANIZATION AND QUALIFICATION. AFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so qualified would have a material adverse effect on the consolidated financial condition, results of operations or business of AFC and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The copies of AFC's Articles of Incorporation and Bylaws, as amended to date, that have been delivered to Holdings, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

                 (b) CAPITALIZATION. The authorized capital stock of AFC consists of 10,000,000 shares of AFC Common Stock. All of the issued and outstanding shares of AFC Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the date hereof: (i) 3,816,629 shares of AFC Common Stock are issued and outstanding; (ii) 258,800 shares of AFC Common Stock are subject to outstanding options pursuant to the AFC Stock Option Plans ; and (iii) there are no outstanding performance share awards under the 1988 Performance Share Plan (the "Performance Share Awards"). Except as set forth on Schedule 3.1 or Schedule 4.1(b) and in this Section 4.1(b), there are no shares of capital stock of AFC outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants, performance share awards or other agreements, claims or commitments of any nature whatsoever obligating AFC to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares of the capital stock or other securities of AFC or obligating AFC to grant, extend or enter into any such agreement or commitment.

                 (c) AUTHORITY. AFC has the corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of this Agreement and the Plan of Merger by the affirmative vote of more than two-thirds of the outstanding shares of AFC Common Stock, to consummate the Merger. The execution and delivery by AFC of this Agreement and the consummation by AFC of the Merger in accordance with the Plan of Merger have been duly authorized by its Board of Directors. Except for the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, no other corporate action on the part of AFC is necessary to authorize the execution and delivery of this Agreement by AFC or the consummation by AFC of the Merger in accordance with the Plan of Merger. This Agreement has been duly executed and delivered by AFC and is a valid, binding and enforceable agreement of AFC.

                 (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by AFC do not and, subject to the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, the filing of all necessary forms with the Securities and Exchange Commission (the "SEC") and the expiration of all applicable waiting periods after the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") referred to in paragraph (e) below, the consummation by AFC of the Merger, will not (A) violate or conflict with any provision of the Articles of Incorporation or Bylaws of AFC or any of its Subsidiaries, or (B) except as set forth on Schedule

 4.1(d)(i) and except insofar as it would not have a Material Adverse Effect, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any Lien (as hereinafter defined) upon any of the assets or properties of AFC or any of its Subsidiaries or require consent, authorization or approval of any person or entity pursuant to any provision of any "Material Contract" (as hereinafter defined), "Intellectual Property Agreement" (as hereinafter defined), or law, ordinance, regulation, order, arbitration award, judgment or decree to which AFC or any of its Subsidiaries is a party or by which it or its assets or properties are bound and will not constitute an event permitting termination of any Material Contract or Intellectual Property Agreement to which AFC or any of its Subsidiaries is a party or require any additional payment or expense to avoid any such event. As used herein, a "Lien" with respect to any property refers to any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind (including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement) relating to such property. Except for violations, conflicts, defaults, accelerations, terminations, entitlements, creations or impositions of Liens or other encumbrances, conflicts or events described on
Schedule 4.1(d), no such event shall cause a Material Adverse Effect or cause any material damage, additional cost or expense (including any payments or expenses incurred to obtain consents or waivers) to Holdings or the Surviving Corporation.

                 (e) GOVERNMENTAL CONSENTS. Except for the consents described in
         Schedule 4.1(e), other than the filing of the Proxy Statement (as hereinafter defined) with the SEC and, to the extent required, any filings with or approvals by any state securities commissions or authorities, filings with the Federal Trade Commission (the "FTC") and the Department of Justice ("Justice") under the HSR Act and the filing of the Articles of Merger with the Commission, no consent, authorization, clearance, order or approval of, or filing or registration with, any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (any of which is hereinafter referred to as a "Governmental Entity") is required for or in connection with the execution and delivery of this Agreement by AFC and the consummation by AFC of the Merger.

                 (f) PERIODIC REPORTS. Since January 1, 1993, AFC has timely filed all forms and reports with the SEC required to be filed by it pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the SEC rules and regulations thereunder, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder, except for such statements, if any, as have been modified by subsequent filings. AFC has delivered all such forms and reports to Holdings. None of such forms or reports at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings.

                 (g) SUBSIDIARIES. AFC owns, directly or indirectly, all the outstanding capital stock of each of its Subsidiaries, free and clear of all Liens and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and except as set forth in Schedule 4.1(g), neither AFC nor any of its Subsidiaries has made any material investment in, or material advance of cash or other extension of credit to, any person, corporation or other entity other than its Subsidiaries. None of such Subsidiaries has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than AFC) any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each of AFC's Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each of AFC's Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where such qualification is required and where failure to so qualify would have a Material Adverse Effect. As used in this Agreement, the term "Subsidiary" means, with respect to any person, corporation or other entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such person, corporation or other entity, or by any one or more of its Subsidiaries, or by such person, corporation or other entity, and one or more of its Subsidiaries.

                 (h) FINANCIAL STATEMENTS.

                        (i) AFC has previously furnished Holdings with a true
                 and complete copy of the balance sheets of AFC as of December 31, 1994, 1995 and 1996 and the related statements of income, shareholders' equity and cash flows for the years then ended, including the notes thereto, certified or to be certified by Coopers & Lybrand L.L.P., independent certified public accountants, and the financial statements of AFC, including the notes thereto, contained in the AFC Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 in the form last delivered to Holdings on or prior to the date of this Agreement (the "AFC Quarterly Report"). AFC will furnish to Holdings as soon as available true and complete copies of the comparable financial statements of AFC as of March 31, 1997 and the fiscal quarter then ended. All of the foregoing financial statements are referred to hereunder as the "AFC Financial Statements." The AFC Financial Statements have been or will be prepared from, and are or will be in accordance with, the books and records of AFC and present or will present fairly the consolidated financial position, results of operations and cash flows of AFC and its Subsidiaries taken as a whole as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated in the AFC Financial Statements and, for statements covering interim periods, include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the consolidated financial position, results of operations and cash flows of AFC and its Subsidiaries.

                        (ii) AFC has previously furnished Holdings with a true
                 and complete copy of the balance sheets of the Fibers Business as of December 31, 1995, September 30, 1996 and December 31, 1996 and the related statements of income for the periods then ended and will furnish to Holdings true and complete copies of the comparable financial statements of the Fibers Business as of March 31, 1997 and the fiscal quarter then ended (the "Fibers Financial Statements"). The Fibers Financial Statements have been or will be prepared from, and are or will be in accordance with, the books and records of AFC and present or will present fairly the financial position and results of operations of the Fibers Business as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except that:

                              (A) The statements do not or will not contain
                                  disclosure notes.

                              (B) The statements do not or will not reflect any
                                  income taxes.

                              (C) The statements do not or will not reflect any
                                  allocations of corporate overhead.

                 The Fibers Financial Statements covering interim periods include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position and the results of operations of the Fibers Business.

                        (iii) There are no liabilities of the Fibers Business of
                 any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                              (A) liabilities provided for in the balance sheet
                        of the Fibers Business (the "Fibers Balance Sheet") at September 30, 1996 (the "Fibers Balance Sheet Date") included in the Fibers Financial Statements;

                              (B) liabilities disclosed or described on Schedule
                        4.1(h)(iii); and

                              (C) other liabilities incurred in the ordinary
                        course of business of the Fibers Business since the Fibers Balance Sheet Date that, individually or in the aggregate, are not material to the business, financial condition or results of operations of the Fibers Business, taken as a whole.

                 (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 4.1(i) or in any report filed by AFC with the SEC prior to the date of this Agreement, since December 31, 1995, there has not been: (i) any Material Adverse Change (as used in this Agreement, "Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of AFC and its Subsidiaries taken as a whole); (ii) any damage, destruction, loss or casualty to property or assets of AFC or any of its Subsidiaries, whether or not covered by insurance, that would have a Material Adverse Effect; (iii) any strike, work stoppage or slowdown or other labor trouble involving AFC or any of its Subsidiaries that would have a Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to the capital stock of AFC other than regular quarterly cash dividends at the rate of $0.28 per share on AFC Common Stock; (v) any redemption or other acquisition by AFC of any of the capital stock of AFC (except for the acquisition of AFC Common Stock in payment of the exercise price upon the exercise of AFC Stock Options and payment of performance share related withholding taxes); (vi) any split, combination, reclassification or other similar change in the outstanding AFC Common Stock; (vii) any incurrence, assumption or guarantee of any indebtedness for borrowed money with respect to the Fibers Business; (viii) creation of any Lien involving an amount in excess of $10,000 with respect to any assets of the Fibers Business;
         (ix) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Fibers Business or any asset of the Fibers Business that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect of the financial condition, results of operations or business of the Fibers Business (a "Fibers Material Adverse Effect"); (x) any transaction or commitment made, or any contract or agreement entered into, by AFC relating to the Fibers Business or any asset of the Fibers Business (including the acquisition or disposition of any assets) or any relinquishment by AFC of any contract or other right, in either case involving an amount in excess of $25,000, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (xi) any change in any method of accounting or accounting practice by AFC with respect to the Fibers Business except for any such change required by reason of a concurrent change in GAAP; (xii) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Fibers Business (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any such employee or (C) change in compensation or other benefits payable to any such employee pursuant to any severance or retirement plans or policies, other than in the ordinary course of business consistent with past practice; (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Fibers Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;
         (xiv) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment with respect to the Fibers Business exceeding $100,000 in the aggregate;
         (xv) any disposition of any capital asset of the Fibers Business involving an amount in excess of $25,000; (xvi) with respect to the Fibers Business, any loss of any significant customer or customer accounts or any significant decrease in the sales volume to any significant customer; or (xvii) any agreement to do any of the foregoing. Since December 31, 1995, there has not been any issuance by AFC of any shares, or options, calls or commitments relating to shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock other than the issuance of stock options, performance shares or shares of AFC Common Stock pursuant to the AFC Stock Option Plans and except as set forth on Schedule 4.1(b).

                 (j) GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.1(j) and except insofar as the failure to do so would not have a Material Adverse Effect, AFC and its Subsidiaries
         (i) are in compliance with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to AFC and its Subsidiaries or their businesses or properties and assets, and (ii) have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their businesses. Schedule 4.1(j)(ii) correctly describes each license, franchise, permit or other similar authorization affecting, or relating in any way to the Fibers Business or, with respect to the business, assets, or operations of AFC or any of its Subsidiaries, required by any Environmental Law (as defined below), together with the name of the Governmental Entity issuing such license or permit or requiring such notice (the "Permits") with an indication of which Permits affect or relate in any way to the Fibers Business. Except as set forth on
         Schedule 4.1(j)(ii), such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become invalid, in whole or in part, as a result of the Merger. As of the date hereof, no notice has been issued and, to the best of AFC's knowledge (as defined below), no investigation or review is pending or is contemplated or threatened by any Governmental Entity (Y) with respect to any alleged violation by AFC or any Subsidiary of any law, order, regulation, policy or guideline of any Governmental Entity, or
         (Z) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of AFC and its Subsidiaries. Neither AFC nor any Subsidiary is in violation of any judgment, decree, injunction, ruling or order of Governmental Entity binding on AFC or such Subsidiary the violation of which would have a Material Adverse Effect. As used in this Agreement, the "best of AFC's knowledge" and any other reference to the knowledge of AFC or its officers or directors shall mean the actual knowledge, without independent investigation, of John L. Morgan,

         Leo C. Drozeski, Jr., John D. Barlow Jr., Randall L. Hagan, Anthony M. Vincent and Bruce A. Nylander.

                 (k) CONDUCT OF BUSINESS. Since December 31, 1995, AFC and its Subsidiaries have conducted their businesses in the ordinary and usual course consistent with prior practice.

                 (l) TAX MATTERS. Except as set forth on Schedule 4.1(l), (i) all material Taxes (as defined below) due and payable by AFC and its Subsidiaries have been paid and are not delinquent; (ii) to the extent required by GAAP, estimates for all Taxes due but not yet payable for all periods through December 31, 1996 have been accrued on the books of AFC, and adequate reserves have been established therefor as of the end of such periods; (iii) all material Taxes due and payable by AFC and its Subsidiaries for all periods through December 31, 1996 have been paid or provided for in the AFC Financial Statements and are not delinquent; (iv) as of the date hereof, there are no pending claims asserted for Taxes against AFC or any of its Subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of AFC or any of its Subsidiaries for any period; (v) AFC and each of its Subsidiaries have duly and timely filed all material federal, state, local and foreign tax returns and all other returns heretofore required to be filed ("Tax Returns") with respect to all Taxes. AFC has delivered to Holdings true and correct copies of all federal income Tax Returns for the 1994 and 1995 taxable periods. AFC has not filed a consent to the application of
         Section 341(f) of the Code. AFC has made all estimated federal income tax deposits and, for all currently open taxable periods, has complied in all material respects with the tax withholding provisions and employment tax provisions of all applicable federal, state, local and other laws. "Taxes" shall mean all taxes arising under the Code or arising under any federal, state, local or foreign law, rule, regulation or order including, without limitation, any income, profits, employment, sales, gross receipts, use, occupation, excise, real property, personal property or ad valorem taxes or any license or franchise fee or tax and all penalties and interest related thereto.

                 (m) PROPERTY. (i) AFC or one of its Subsidiaries has good and marketable title to all properties and assets reflected in the balance sheet dated December 31, 1995 (or acquired after that date), and valid leasehold interests in all properties and assets not reflected on such balance sheet but used by AFC or a Subsidiary in its business, free and clear of any title defects, liens, charges, pledges, security interests, adverse claims, or other encumbrances, except (A) mortgages and liens securing debt reflected as liabilities on such balance sheet,
         (B) liens for current taxes and assessments not in default, (C) mechanics', carriers', workmen's, repairman's, statutory or common law liens either not delinquent or being contested in good faith and (D) Liens, encumbrances, covenants, rights-of-way, minor imperfections of title, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, that do not have a Material Adverse Effect. Except as set forth on Schedule 4.1(m)(i), no person other than

         AFC or one of its Subsidiaries is currently entitled to possession of any of the properties of AFC, whether owned, leased or used by AFC or one of its Subsidiaries. To the best of AFC's knowledge, the real property, buildings, structures and improvements owned, leased or used by AFC or any of its Subsidiaries conform to all applicable laws, ordinances and regulations, including zoning regulations, none of which would upon consummation of the Merger materially adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by AFC are adequate in all material respects for the conduct of its businesses as presently conducted.

                 (ii) Schedule 4.1(m)(ii) correctly describes all real property used in the Fibers Business (the "Fibers Real Property"), that AFC owns, leases or subleases, any title insurance policies and surveys with respect thereto, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the basic annual rent.

                 (iii) Schedule 4.1(m)(iii) constitutes a depreciation schedule at December 31, 1996 of all machinery, equipment, furniture, vehicles, storage tanks and other trade fixtures and fixed assets that are owned by AFC and used in the Fibers Business.

                 (iv) Schedule 4.1.(m)(iv) constitutes a depreciation schedule at December 31, 1996 of all machinery, equipment, furniture, vehicles, storage tanks and other trade fixtures and fixed assets that are owned by AFC and located in the headquarters building.

                 (v) AFC has good and marketable, indefeasible, fee simple title (subject only to Permitted Liens) to, or in the case of leased property has valid leasehold interests in, all property used in the Fibers Business (whether real, personal, tangible or intangible) and reflected on the Fibers Balance Sheet of AFC at December 31, 1995, or acquired after that date, except for assets sold since that date in the ordinary course of business consistent with past practices.

                 (vi) No property used in the Fibers Business is subject to any Lien, except:

                        (A)   Liens disclosed on the Fibers Balance Sheet;

                        (B) Liens for taxes not yet due or being contested in
                 good faith (and for which adequate accruals or reserves have been established on the Fibers Balance Sheet); and

                        (C) Liens, covenants, rights-of-way, zoning restrictions
                 and other encumbrances or restrictions of record that do not materially detract from the value of such assets as now used in the Fibers Business, or materially interfere with any present or intended use of such assets (clauses (A), (B) and (C) are, collectively, the "Permitted Liens").

                 (vii) No violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, city planning or similar matters) relating to the Fibers Business or any asset used in the Fibers Business currently exists or has existed at any time, except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Fibers Material Adverse Effect.

                 (n) MATERIAL CONTRACTS. Schedule 4.1(n) contains a correct and complete list as of the date hereof, of the following (hereinafter referred to as the "Material Contracts"):

                            (i) except for investment securities held by AFC or
                 any of its Subsidiaries, all bonds, debentures, loan agreements, notes, mortgages, deeds to secure debt, deeds of trust and guaranties to which AFC or any Subsidiary is a party or by which AFC or any Subsidiary or its properties or assets are bound;

                           (ii) all leases (whether capital or operating)
                 involving an annual commitment or annual payments of $25,000 or more under which AFC or any Subsidiary is the lessee of real or personal property, and all leases of property used in the Fibers Business with a (A) book value in excess of $10,000 or
                 (B) fair market value in excess of $25,000, specifying the name of the lessor or sublessor, the lease term and basic annual rent;

                          (iii) all employment and consulting agreements between
                 AFC or any Subsidiary and any person or entity;

                           (iv) all existing contracts and commitments (other
                 than those described in subparagraphs (i), (ii) or (iii), and any Employee Plans (as hereinafter defined) to which AFC or any Subsidiary is a party or by which AFC or any Subsidiary or its properties or assets may be bound involving either (A) annual payments of $25,000 or more or (B) aggregate payments of $50,000 or more;

                            (v) any collective bargaining agreements;

                           (vi) any agreement for the purchase of materials,
                 supplies, goods, services, equipment or other assets for the Fibers Business providing for (A) annual payments of $25,000 or more, (B) aggregate payments of $25,000 or more or (C) the purchase of more than 90 days usage of raw materials;

                          (vii) any sales, distribution or other similar
                 agreement providing for the sale of materials, supplies, goods, services, equipment or other assets of the Fibers

                 Business that provides for either (A) annual payments of $25,000 or more or (B) aggregate payments of $50,000 or more;

                           (viii) any partnership, joint venture or other
                 similar agreement or arrangement with respect to the Fibers Business;

                           (ix) any agreement relating to the deferred purchase
                 price of property of the Fibers Business (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $25,000 and which may be prepaid on not more than 30 days notice without the payment of any penalty;

                            (x) any option, license, franchise or similar
                 agreement with respect to the Fibers Business or any assets used in the Fibers Business;

                           (xi) any agency, dealer, sales representative,
                 marketing or other similar agreement with respect to the Fibers Business;

                          (xii) any agreement that limits the freedom of AFC to
                 compete in any line of business or with any person or entity or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset used in the Fibers Business or that would so limit the freedom of AFC or Bunzl after the Closing Date;

                         (xiii) any agreement providing for any purchase or sale
                 obligations with respect to the Fibers Business with a duration of such obligations in excess of six months;

                          (xiv) any agreement with or for the benefit of (A) any
                 Affiliate (as defined below) of AFC; (B) any person or entity directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of AFC or any of its Affiliates, (C) any person or entity 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by AFC or any of its Affiliates or (D) any director or officer of AFC or any of their respective Affiliates or any "Associates" or members of the "Immediate Family" (as used herein, the terms "Affiliate", "Associate" or "Member of the Immediate Family" being respectively defined in Rule 12b-2 or Rule 16a-1 of the Exchange Act) of such person or entity; and

                           (xv) any other agreement, commitment, arrangement or
                 plan with respect to the Fibers Business not made in the ordinary course of business that is material to the business, financial condition, results of operations or properties of the Fibers Business.

         True and complete copies of all Material Contracts, including all amendments thereto, have been delivered to Holdings. Except as set forth on Schedule 4.1(n): (i) all Material Contracts are in full force and effect and constitute the valid and binding obligations of AFC and, to the best of AFC's knowledge, the other parties thereto; (ii) there has not been and there currently is no breach of any Material Contract by AFC or any of its Subsidiaries or, to the best of AFC's knowledge, any other party thereto in any material respect; (iii) no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by AFC or any of its Subsidiaries thereunder entitling another party to terminate a Material Contract; and (iv) the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of AFC or any of its Subsidiaries thereunder will in no way be affected, altered or impaired by the consummation of the Merger. Except as disclosed in Schedule 4.1(n), there are no contracts or options to sell or lease any material properties or material assets of AFC or any of its Subsidiaries other than in the ordinary course of business.

                 (o) LEGAL PROCEEDINGS. Except as set forth in Schedule 4.1(o):
         (i) there is no claim, action, suit, proceeding or investigation pending or, to the best of AFC's knowledge, contemplated or threatened against AFC or any Subsidiary or any of its properties or assets (or any of its officers or directors in connection with the business of AFC and its Subsidiaries) before any arbitrator or Governmental Entity, domestic or foreign, that, in the event of a final adverse determination as to any claim made therein, considered individually or in the aggregate with all such other unscheduled claims, actions, suits or proceedings, would have a Material Adverse Effect, or that seeks treble damages, seeks damages in connection with the Merger or the Fibers Sale Agreement or seeks to prohibit, restrict or delay consummation of the Merger or the Fibers Sale Agreement or any of the conditions to consummation of the Merger or the Fibers Sale Agreement or to limit in any material manner the right of Holdings or Parent to control the Surviving Corporation or any aspect of the business of AFC or its Subsidiaries after the Effective Time, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against AFC or any Subsidiary having any such effect; and (ii) neither AFC nor any Subsidiary is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against AFC or any Subsidiary that, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, would have a Material Adverse Effect.

                 (p) LABOR RELATIONS. AFC is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as set forth in Schedule 4.1(p), (i) there is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state
                                   16

        "referral agency;" (ii) there is no unfair labor practice charge or complaint against AFC or any Subsidiary pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of AFC's knowledge, threatened against or involving or affecting AFC or any Subsidiary; (iv) there is no NLRB representation question respecting any of its employees; (v) there is no grievance or arbitration proceeding pending and no written claim therefor exists; and (vi) there is no collective bargaining agreement that is binding on AFC or any Subsidiary. Except for any Material Contract disclosed pursuant to
         Section 4.1(n), neither AFC nor any Subsidiary is a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to AFC or a Subsidiary or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with AFC or a Subsidiary.

                 (q) INSIDER INTERESTS. Except for this Agreement and as disclosed or incorporated by reference in the AFC's 1995 Annual Report on Form 10-K, AFC's proxy statement for its 1995 annual meeting of shareholders, or on Schedule 4.1(q), no known affiliate, officer or director of AFC or any Subsidiary (i) has any agreement with AFC or any Subsidiary or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the business of AFC or any Subsidiary, except for the normal rights as a shareholder or (ii) as of the date hereof, to the best of AFC's knowledge, has any claim or cause of action against AFC or any Subsidiary, except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to Employee Plans) with respect to directors or employees of AFC or any Subsidiary.

                 (r) INTELLECTUAL PROPERTY. Schedule 4.1(r) lists all patents, trademarks, service marks, trade names, copyrights, or applications for the foregoing and all computer programs, firmware and documentation relating thereto used in the Fibers Business (other than computer software generally available to the public and having a purchase price of less than $1,000 per application) used by AFC or a Subsidiary ("Intellectual Property") with an indication of any that are owned or licensed by or to AFC or any affiliate of AFC or used or held for use in the Fibers Business currently (the "Fibers Intellectual Property Rights"). AFC or a Subsidiary owns or, to the extent disclosed on
         Schedule 4.1(r), has adequate rights to use all Intellectual Property that is material to the operation of AFC's or any of its Subsidiaries' businesses as of the date hereof (the Agreements relating thereto are referred to as the "Intellectual Property Agreements", all of which are listed on Schedule 4.1(r) with an indication of any such agreements that relate to the Fibers Intellectual Property Rights, which agreements are referred to herein as the "Fibers Intellectual Property Agreements"). As to any Intellectual Property owned by AFC or any Subsidiary, such Intellectual Property is owned free and clear of all material claims of
                                      17
         others, including employees, former employees or independent contractors of AFC or any Subsidiary, and neither AFC nor any Subsidiary has received notice that the use of such Intellectual Property in the business of AFC or the Subsidiaries violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements, except as set forth in Schedule 4.1(r), (i) all such agreements are in full force and effect, (ii) neither AFC nor any Subsidiary, nor to the best of AFC's knowledge any other party thereto, is in material default under any such agreement, (iii) neither AFC nor any Subsidiary is obligated to make any royalty or similar payments under any such agreements except as stated therein, and (iv) the rights of AFC or any Subsidiary under such agreements will not be affected by the consummation of the Merger. Except as set forth in Schedule 4.1(r), neither AFC nor any Subsidiary has granted to any person any license or other right to use in any manner any of the Intellectual Property owned by AFC or any Subsidiary or has granted any sublicense or right to use any Intellectual Property licensed to AFC or any Subsidiary under the Intellectual Property Agreements. Schedule 4.1(r) specifies as to each Fibers Intellectual Property Right, as applicable: (i) the nature of such Fibers Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Fibers Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which AFC or any of its affiliates is a party and pursuant to which any person or entity is authorized to use such Fibers Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. With respect to the Fibers Intellectual Property Rights, AFC has not during the three years preceding the date of this Agreement been a defendant in any action, suit, investigation or proceeding relating to, or otherwise been notified of, any alleged claim or infringement of any patents, trademarks, service marks or copyrights, and to the best of AFC's knowledge there are no other claims or infringements by AFC or any person or entity of any Fibers Intellectual Property Rights. No Fibers Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by AFC with respect to the Fibers Business or restricting the licensing thereof to any person or entity. AFC has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any patent, trademark, service mark or copyright.

                 (s) INSURANCE. Schedule 4.1(s) lists all insurance policies or contracts and fidelity bonds providing coverage to AFC and its Subsidiaries as of the date hereof with an indication of any that relate to the business, operations, employees or assets of the Fibers Business. All such policies or contracts of insurance have been provided to Holdings and are, in the opinion of AFC's Chief Financial Officer, of a scope and in an amount usual and customary for businesses engaged in the businesses of AFC and the Subsidiaries and are sufficient for compliance with all requirements of law and of all agreements to which AFC or any Subsidiary is a party as of the date hereof. All insurance policies and fidelity bonds or other policies and bonds providing substantially similar insurance coverage pursuant to which any such insurance is provided have been in effect since 1992 and remain in full force and effect, and no effective notice of cancellation or termination of any such insurance policies has been given to AFC or any Subsidiary by the carrier of any such policy or comparable insurance. Through the date hereof, all premiums required to be paid in connection therewith have been timely paid in full. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

                 (t) PROXY STATEMENT. The information in the definitive proxy statement ("Proxy Statement") that will be distributed to shareholders of AFC in connection with the meeting of such shareholders to approve this Agreement and the Plan of Merger (the "AFC Shareholders Meeting"), other than information supplied by Holdings or its authorized representatives for use in the Proxy Statement will not, on the date or dates the Proxy Statement is first mailed to shareholders of AFC and at the time of the AFC Shareholders Meeting, as the Proxy Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of the Proxy Statement or amendment thereto or any earlier communication in the preparation of which AFC participated (including the Proxy Statement) to shareholders of AFC with respect to the Merger.

                 (u)    EMPLOYEE AND FRINGE BENEFIT PLANS.

                            (i) SCHEDULE OF PLANS. Schedule 4.1(u) to this
                 Agreement lists each of the following plans that AFC or any of its Subsidiaries or any ERISA Affiliate (as defined below) either maintains, is required to contribute to or otherwise participates in (or at any time during the preceding three years maintained, contributed to or otherwise participated in) or as to which AFC or any of its Subsidiaries or any ERISA Affiliate has any unsatisfied liability or obligation, whether accrued, contingent or otherwise:

                              (A) any employee pension benefit plan (as such
                        term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),

                              (B) any "multi-employer plan" (as such term is defined in ERISA), or

                              (C) any other generally applicable compensation
                        plan, written welfare or fringe benefit plan or any stock, retirement or retiree medical plan, of any kind whatsoever, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of

                        AFC or any of its Subsidiaries or any ERISA Affiliate or their beneficiaries or dependents,

                 (all of the foregoing in items (A), (B), and (C) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with AFC or any of its Subsidiaries is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o). AFC has provided to Holdings copies of the following: (1) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments);
                 (2) the most recent Internal Revenue Service ("IRS") determination letter issued, if applicable; (3) the most recent annual report on the Form 5500 series; (4) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (5) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan; (6) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and (7) each current Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC or furnished to participants in connection with any Employee Plan if applicable.

                           (ii) QUALIFICATION. Except as set forth in Schedule
                 4.1(u), each Employee Plan that is intended to be a qualified Plan under Code Section 401 or 501: (A) has received a current favorable determination letter from the IRS to the effect that the form of the plan satisfies Code Section 401(a) and that its trust is tax-exempt under Code Section 501(a); (B) is not currently subject to any assertion by any governmental agency that it is not so qualified; and (C) to the best of AFC's knowledge has been operated substantially in accordance with its terms.

                          (iii) ACCRUALS; FUNDING.

                              (A) EMPLOYEE PENSION BENEFIT PLANS. AFC has
                        provided to Holdings copies of actuarial valuation reports as of the end of each Employee Plan's most recently ended fiscal year (or, each Employee Plan's second most recently ended fiscal year if the required information is not yet available for such Employee Plan's most recently ended fiscal year) (such year end, as applicable, being referred to as the "Applicable Plan Year-End"), for each Employee Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents). Except as set forth in Schedule 4.1(u), none of the Employee Plans subject to ERISA Title IV has: (I) incurred any "accumulated funding deficiency" (as such term is defined in ERISA);
                        (II) incurred employer liability with respect to any of such Plans as determined in accordance with ERISA Sections 4062 or 4063; (III) become subject to a Lien under Section 4.12(n); or (IV) been the subject of a minimum funding waiver. Except as set forth in Schedule 4.1(u), the actuarially computed present value of the benefits of each such Employee Plan, accrued to the Applicable Plan Year-End, does not exceed the value of the assets of such Employee Plan. There have been no material changes in the financial condition of any of the Employee Plans since the Applicable Plan Year-End.

                              (B) OTHER PLANS. AFC has provided to Holdings
                        information describing any liabilities under any retiree medical, dental or life insurance arrangement.

                              (C) CONTRIBUTIONS. Except as disclosed in Schedule
                        4.1(u): (I) AFC, and its Subsidiaries and each ERISA Affiliated have in all material respects made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law, or required to be paid as expenses under such Employee Plan, including PBGC premiums and amounts required to be contributed under Code Section 412; and
                        (II) no excise taxes or Liens are assessable against AFC, its Subsidiaries or any ERISA Affiliate as a result of any nondeductible or other contributions made or not made to an Employee Plan or any other plan of an ERISA Affiliate.

                        (iv) REPORTING AND DISCLOSURE. Summary plan descriptions
                 and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the SEC with respect to the Employee Plans have been so filed, published or disseminated or if not so filed, published or disseminated, such failure to file, publish or disseminate will not result in a Material Adverse Effect.

                            (v) PROHIBITED TRANSACTIONS; TERMINATIONS; OTHER
                 REPORTABLE EVENTS. Except as set forth in Schedule 4.1(u), with respect to the Employee Plans neither AFC, any Subsidiary of AFC, any ERISA Affiliate, any of the Employee Plans, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator nor any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) for which there is no exception which could subject any of the foregoing persons or entities, or any person or entity dealing with them, to any tax, penalty or other cost or liability of any kind except for any tax, penalty, cost or liability that would not have a Material Adverse Effect; and no "reportable event" (as such term is defined in ERISA) has occurred with respect to any Employee Plan subject to Title IV of ERISA; and no investigation by a

                 Governmental Entity is currently underway or threatened with respect to any Employee Plan.

                          (vi) CLAIMS FOR BENEFITS. Except as set forth in
                 Schedule 4.1(u), with respect to the Employee Plans, other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans, as of the date hereof, no claims, investigations or arbitrations are pending or threatened against any Employee Plan or against AFC, any Subsidiary of AFC, any ERISA Affiliate, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Employee Plan, and to the best of AFC's knowledge, no basis to anticipate any such claim or claims exists.

                          (vii) OTHER. With respect to the Employee Plans, each
                 of AFC, each Subsidiary of AFC and all ERISA Affiliates have substantially complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and the Code and any and all other law applicable to the Employee Plans except insofar as a failure to comply would not have a Material Adverse Effect. No written notice has been received by AFC or any Subsidiary of AFC of any claim by any participant in the Employee Plans of any violations of such laws, and to the best of AFC's knowledge, no such claims are pending or threatened.

                         (viii) CREATION OF OBLIGATIONS BY REASON OF MERGER.
                 Except as set forth in such Schedule 4.1(u), the execution of this Agreement or the consummation of the Merger will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, including any obligation to make a payment that would be nondeductible under Code
                 Section 280G or any other Code provision.

                           (ix) NO MULTI-EMPLOYER PLANS. Except as set forth in
                 Schedule 4.1(u), none of the Employee Plans is a Multi-Employer Plan, and neither AFC, any Subsidiary of AFC nor any ERISA Affiliate has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan.

                 (v) MAJOR CUSTOMERS. Schedule 4.1(v) sets forth (i) the name of each customer of AFC or any of its Subsidiaries that during the year ended December 31, 1996, generated revenue of $1,000,000 or more of tobacco filters or $250,000 or more of medical diagnostic kit components or other bonded fibers products or $1,000,000 or more of any other products, (ii) the volume of such revenue from such customer for such year, and (iii) the name of each such customer as to which AFC has received a termination notice or a notice of a decrease or intended decrease in sales volume 22 or any intent to terminate or adversely modify in any material respect its contractual or business relationship with the relationship with the Fibers Business as a result of the consummation of the Merger or the Fibers Sale Agreement.

                 (w) SECTIONS 13.1-725 THROUGH 13.1-727.1. The Board of Directors of AFC has taken all action necessary to make the provisions of Sections 13.1-725 through 13.1- 727.1 of the VSCA inapplicable to the Merger, including approval of the Merger and the acquisition, after execution of the Agreement, by Holdings and by Parent of beneficial ownership of more than 10% of the outstanding shares of AFC Common Stock by a majority of AFC's "disinterested directors" (as defined in Section 13.1-725 of the VSCA with respect to such acquisition by Holdings and by Parent of beneficial ownership of more than 10% of the outstanding shares of AFC Common Stock).

                 (x) ENVIRONMENTAL.   Except as set forth in Schedule 4.1(x):

                            (i) no generation, storage, presence, contamination, transport, emission, discharge or "release" (as such term is defined in 42 U.S.C. ss. 9601(22)) of any Hazardous Substance (as defined below) exists or is occurring (or has existed or occurred) from, or upon, any property owned, leased, used or controlled at any time by AFC or any Subsidiary in any manner that constituted or constitutes a violation of, or that reasonably could be expected to give rise to liabilities or obligations under any applicable Environmental Law;

                           (ii) there is no past or present action, activity, event, condition or circumstance (A) that could be reasonably expected to require AFC or any Subsidiary to incur costs of removal, remediation, response or corrective action (and the terms "removal," "remediation," "response" and "corrective action" include the types of activities covered by CERCLA (as defined below) pursuant to any Environmental Laws (as defined below) with respect to any Hazardous Substances or Waste (as defined below) or (B) that could be reasonably expected to give rise to any common law or statutory liability (including punitive or exemplary damages and whether assessed with respect to personal injury or property damage, damage to the natural resources or the environment or otherwise) on the part of AFC or any of its Subsidiaries;

                          (iii) Either AFC or a Subsidiary of AFC has obtained, maintained and complied with all permits, registrations, licenses, and other authorizations, has maintained all records and has made all filings required by applicable Environmental Laws (as defined below) with respect to storage, presence, contamination, generation, transport, emission, discharge or release into the environment of any substance (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials and petroleum or any fractions or by-products of it) required for AFC's or any of its Subsidiary's operations at past or present operating levels;

                           (iv) Neither AFC nor any of its Subsidiaries has received any notice of any action, activity, event, condition or circumstance covered by any of clauses (i), (ii) or (iii) above or otherwise alleging any liability under any Environmental Law;

                            (v) without limiting or being limited by the foregoing, AFC and each of its Subsidiaries is (and has been) otherwise in compliance with all Environmental Laws in respect of any of the properties owned, leased, used or controlled at any time by AFC, of any of the products, business operations or other activities of AFC and its Subsidiaries, and no facts or circumstances exist that could be reasonably expected to interfere with AFC's compliance with Environmental Laws;

                        (vi) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or abandoned) is or has been present at any real property owned or leased by AFC or any of its Subsidiaries in any manner that constituted or constitutes a violation of, or that reasonably could be expected to give rise to liabilities or obligations under any applicable Environmental Law;

                        (vii) no Hazardous Substance has been discharged, disposed of, dumped, injected, deposited, spilled, leaked, emitted or released at, on or under any real property owned or leased by AFC or any of its Subsidiaries;

                        (viii) no real property owned or leased by AFC or any of its Subsidiaries, nor any property to which Hazardous Substances located on or resulting from the use of any asset or real property owned or leased by AFC or any of its Subsidiaries have been transported is listed or, to AFC's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup;

                        (ix) there are no permits under Environmental Laws that are either nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby;

                        (x) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which AFC has knowledge in relation to the business or assets of AFC or any of its Subsidiaries that has not been delivered to Holdings at least ten days prior to the date hereof; and

                        (xi) none of the assets owned by AFC or any of its Subsidiaries is located in New Jersey or Connecticut.

                        Schedule 4.1(x) lists all environmental site
         assessments, internal audits, phase I audits, and tests and reports regarding significant remediation or disposal activities, with respect to the business, assets or operations of AFC or any of its Subsidiaries or with
                                    24
         respect to any real property owned or operated at any time by AFC or any of its Subsidiaries. "Environmental Laws" means and includes all applicable laws relating to protection of the environment, prevention or minimization of pollution, control and tracking of Hazardous Substances and Wastes, protection of human health or similar matters, including those relating to the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances and any record keeping, notification and reporting requirements of them. "Hazardous Substance" means and includes: [1] any toxic or hazardous wastes, materials, pollutants or substances, including petroleum or petroleum-based or related products and its fractions and by-products, flammables, explosives, radioactive materials, asbestos, polychlorinated byphenyls, pesticides, herbicides, pesticide or herbicide containers, untreated sewage, and industrial process sludge; [2] any substances defined as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended; [3] "hazardous materials" as identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., as amended; [4] "hazardous wastes" and "regulated substances" as identified in or pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; [5] any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, 15 U.S.C. ss. 2601 et seq., as amended; [6] any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss. 466 et seq., as amended; [7] any hazardous air pollutant under the Clean Air Act, 42, U.S.C. ss. 7401 et seq., as amended; and [8] any toxic or hazardous wastes, materials, pollutants or substances regulated under any other applicable law, including any so-called "Super Fund" or "Super Lien" legislation relating to environmental, pollution or similar matters. "Waste" means and includes any garbage, refuse or waste, whether or not involving Hazardous Substances. For purposes of this Section, the term "AFC" shall include any entity which is, in whole or in part, a predecessor of AFC.

                 (y) ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning AFC and its Subsidiaries contained in this Agreement, in any certificate furnished to Holdings pursuant hereto and in each schedule attached hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for by the description of the respective schedule in this Agreement and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects; and all documents furnished to Holdings pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and complete copies of the documents that they purport to represent.

                 (z) BROKERS, FINDERS AND INVESTMENT BANKERS. None of AFC or any of its Subsidiaries or any of its officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that AFC has arrangements with Goldman, Sachs & Co., the complete terms of which have been disclosed to Holdings.

                 (aa) INVENTORIES AND RAW MATERIALS OF FIBERS BUSINESS. The inventories set forth in the Fibers Balance Sheet were properly stated therein (after making provisions for obsolescent, obsolete, slow-moving and similar items) at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied. Since the Fibers Balance Sheet Date, the level of inventories related to the Fibers Business has been maintained in the ordinary course of business. All of the inventories recorded on the Fibers Balance Sheet consist of, and all inventories related to the Fibers Business on the Closing Date will consist of, items of a quality usable or saleable in the normal course of the Fibers Business consistent with past practices and are and will be in quantities sufficient for the normal operation of the Fibers Business in accordance with past practice. The level of raw materials held for use in the Fibers Business as of the Closing Date will not exceed the normal requirements of the Fibers Business for such raw materials for a period of 90 days.

                 (bb) RECEIVABLES OF THE FIBERS BUSINESS. All accounts, notes receivable and other receivables (other than receivables collected since the Fibers Balance Sheet Date) reflected on the Fibers Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the Fibers Business at the Closing Date will be, valid and genuine. All accounts, notes receivable and other receivables arising out of or relating to the Fibers Business at the Fibers Balance Sheet Date have been included in the Fibers Balance Sheet in accordance with GAAP applied on a consistent basis.

                 (cc) EMPLOYEES OF FIBERS BUSINESS. Schedule 4.1(cc) sets forth a true and complete list of the names and titles of all employees of the Fibers Business as of January 31, 1997 and the annual salaries and other compensation of such employees as of December 31, 1996. No key employee of the Fibers Business has indicated to AFC that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

                 (dd) PRODUCTS OF THE FIBERS BUSINESS. Each of the products produced or sold in connection with the Fibers Business is, and at all times up to and including the sale thereof has been, (i) in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. Each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

                 (ee) INTRACOMPANY ACCOUNTS. Schedule 4.1(ee) contains a complete list of all intracompany balances as of the Fibers Balance Sheet Date between AFC and its respective Affiliates, on the one hand, and the Fibers Business, on the other hand. Except as set forth on
         Schedule 4.1(ee), since the Fibers Balance Sheet Date there has not been any accrual of liability by the Fibers Business to AFC or any of its respective Affiliates or other transaction between the Fibers Business, on the one hand, and AFC or any of its respective Affiliates on the other hand, except in the ordinary course of business of the Fibers Business and on terms no less favorable to the Fibers Business than obtainable on an arm's-length basis.
                (ff)   FOREIGN CURRENCY EXPOSURES.

                       (i) Except as disclosed on Schedule 4.1(ff)(i), there
                 has been no sales within the three years ending on December 31, 1996 of the products of the Business to any person or entity that denominated its pricing for such products in any currency other than the United States dollar (other than any sales not exceeding $50,000 per annum in the aggregate).

                        (ii) Except as disclosed on Schedule 4.1(ff)(ii), there
                 have been no purchases within the three years ending on December 31, 1996, of any raw materials or inventory used in the Fibers Business from any person or entity that denominated its pricing for such raw materials or inventory in any currency other than the United States dollar (other than any purchases not exceeding $50,000 per annum in the aggregate).

                 (gg) COMPANY NAME. To the best of AFC's knowledge, AFC has the exclusive right to use the name "Filtrona" and any derivations thereof in the United States of America and Canada.

                 (hh) INDEBTEDNESS. Except as disclosed on Schedule 4.1(hh), AFC does not have any Indebtedness, which in any case represents any lien, encumbrance, obligation or other liability to which any asset of the Fibers Business is subject or which was incurred in the operation of the Fibers Business. As used in this Agreement, Indebtedness means, at any date, without duplication, (i) all obligations of AFC for borrowed money, (ii) all obligations of AFC evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of AFC to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of AFC as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of AFC to reimburse any bank or other person or entity in respect of amounts paid under a letter of credit or similar instrument, (vi) all indebtedness secured by a Lien on any asset of AFC, whether or not such indebtedness is otherwise an obligation of AFC and (vii) all guarantees by AFC of indebtedness of another person or entity (each such guarantee to constitute indebtedness in an amount equal to the amount of such other person's or entity's indebtedness guaranteed thereby).

         4.2 REPRESENTATIONS AND WARRANTIES BY HOLDINGS, PARENT AND SUBCORP. Holdings, Parent and SubCorp, jointly and severally, represent and warrant to, and agree with, AFC as of the date hereof and as of the Closing as follows:

                 (a) ORGANIZATION AND QUALIFICATION, ETC. Holdings is a limited liability company validly existing and in good standing under the laws of the State of Georgia and has the necessary power and authority to own all its properties and assets and to carry on its business as it is now being conducted. SubCorp and Parent are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and have the corporate power and authority to own all their properties and assets and to carry on their businesses as they are now being conducted. The copies of Holdings's Articles of Organization and Parent's and SubCorp's Articles of Incorporation and Bylaws, in each case, as amended to date, which have been delivered to AFC, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

                 (b) CAPITALIZATION. The authorized equity of Holdings consists of percentage interests totaling 100%. The authorized capital stock of Parent consists of 1,000 shares of common stock, no par value, of which 100 shares are validly issued and outstanding, fully paid and non-assessable. The authorized capital stock of SubCorp consists of 1,000 shares of common stock, no par value, of which 100 shares are validly issued and outstanding, fully paid and non-assessable. Holdings owns all of the outstanding shares of Parent, and Parent owns all of the outstanding shares of SubCorp.

                 (c) AUTHORITY. Each of Holdings, Parent and SubCorp has the power and authority to execute and deliver this Agreement. SubCorp has the power and authority to consummate the Merger. The execution and delivery by Holdings of this Agreement has been duly authorized by its Managers (or a duly authorized committee thereof). The execution and delivery by each of Parent and SubCorp of this Agreement and the consummation by SubCorp of the Merger in accordance with the Plan of Merger has been duly authorized by its Board of Directors (or a duly authorized committee thereof). No other action on the part of Holdings, Parent or SubCorp is necessary to authorize the execution and delivery of this Agreement by Holdings, Parent or SubCorp or the consummation by SubCorp of the Merger in accordance with the Plan of Merger. This Agreement has been duly executed and delivered by Holdings, Parent and SubCorp and is a valid, binding and enforceable agreement of each of Holdings, Parent and SubCorp. Parent as the sole shareholder of SubCorp has approved this Agreement and the Plan of Merger.

                 (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by Holdings, Parent and SubCorp do not and, subject to the expiration of the applicable waiting periods after the filings required by the HSR Act referred to in paragraph (e) below, the consummation by SubCorp of the Merger does not and will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Parent or SubCorp or the Articles of Organization of Holdings or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation or benefit under, or result in the creation or imposition of any Lien upon any of the assets or property of Holdings, Parent or SubCorp pursuant to any provision of any contract, agreement, commitment, undertaking, arrangement or understanding to which Holdings or any of its Subsidiaries is a party or bound or to which any of their assets or properties are subject (a "Holdings Material Contract"), law, ordinance, regulation, order, arbitration award, judgment or decree to which Holdings, Parent or SubCorp is a party or by which either of them or their respective assets or properties is bound and do not and will not violate or conflict with any other restriction of any kind or character to which Holdings, Parent or SubCorp is subject or by which any of their assets or properties may be bound, and the same does not and will not constitute an event permitting termination of any Holdings Material Contract, if such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of Liens would, when taken together with all other such violations, conflicts, defaults, accelerations, terminations, entitlements to accelerate, creations and impositions of Liens and events, affect materially and adversely the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

                 (e) GOVERNMENTAL CONSENTS. Except for the filing of the Proxy Statement and filings under Rule 13e-3 promulgated by the SEC under the Exchange Act ("Rule 13e-3") with the SEC and any required filings with state securities commissions, filings with the FTC and Justice as required by the HSR Act, and the filing of the Articles of Merger with the Commission, no consent, authorization, order or approval, or filing or registration with, any Governmental Entity is required for or in connection with the execution and delivery of this Agreement by Holdings, Parent or SubCorp and the consummation by SubCorp of the Merger.

                 (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, there has not been any material adverse change in the business, financial condition or results of operations of Holdings, Parent and its Subsidiaries, taken as a whole.

                 (g) PROXY STATEMENT. The information with respect to Holdings, its managers, officers, and Subsidiaries (including Parent and SubCorp) and its negotiations with Bunzl that shall have been supplied by Holdings or its respective authorized representatives in writing for use in the Proxy Statement will not, on the date or dates the Proxy Statement is first mailed to shareholders of AFC and at the time of the AFC Shareholders Meeting, as the Proxy Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct statements in any earlier filing with the SEC or amendment thereto or any earlier communication (in the preparation of which Holdings participated) to shareholders of AFC with respect to the Merger.

                 (h) ACTIVITIES OF SUBCORP. SubCorp was formed solely for the purpose of engaging in the transactions contemplated in this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, SubCorp has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                 (i) LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding or investigation pending or, to the best of Holdings', Parent's and SubCorp's knowledge, contemplated or threatened against Holdings, Parent's, SubCorp or any of their respective Subsidiaries (or any of their respective officers, directors or managers) before any arbitrator or Governmental Entity, foreign or domestic, that seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or other person outstanding against Holdings, Parent, SubCorp or any of their respective Subsidiaries having any such effect. As used in this Agreement, the "best of Holdings', Parent's and SubCorp's knowledge" and any other reference to the knowledge of Holdings or its officers or managers or of Parent or SubCorp or their officers or directors shall mean the actual knowledge, without independent investigation, of Frances B. Bunzl and Bennett L. Kight.

                 (j) BROKERS, FINDERS AND INVESTMENT BANKERS. None of Holdings, Parent, SubCorp or any of their respective Subsidiaries or any of their respective officers, directors, managers or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that SubCorp has arrangements with First Union Capital Markets Corp., the complete terms of which have been disclosed to AFC. SubCorp is solely responsible for and shall pay all of the fees and expenses to which First Union Capital Markets Corp. is entitled in connection with such arrangements.

                 (k) OBLIGATIONS TO FUND. Pursuant to the commitment referenced in Section 6.2(h), SubCorp will have as of the Closing Date cash in an amount sufficient to pay in U.S. dollars the Merger Consideration for each share of AFC Common Stock upon surrender of all the shares of AFC Common Stock after the consummation of the Merger and to fund the payment of the Option Payments.


                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

         5.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Effective Time (except as required by law or as set forth on Schedule 5.1 and except for the transactions contemplated by this Agreement):

                 (a) OPERATION BY AFC IN THE ORDINARY COURSE OF BUSINESS. AFC shall, and shall cause each of its Subsidiaries to, (i) conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and (ii) use its reasonable efforts to preserve intact its business organization as appropriate in the ordinary course of business consistent with past practice, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. AFC shall prepare and file all federal, state, local and foreign Tax Returns and other tax reports, filings and amendments thereto required to be filed by it, and allow Holdings, at its request, to review all such returns, reports, filings and amendments relating to income taxes at AFC's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

                 (b) FORBEARANCES BY AFC. Except as contemplated by this Agreement, neither AFC nor any of its Subsidiaries shall, without the prior written consent of Holdings, which consent shall not be unreasonably withheld:

                            (i) except as otherwise permitted pursuant to clause
                 (vi) below, intentionally incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of business, pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt (including interest when due) in each case only in accordance with the terms of the document creating and evidencing such debt, fail to pay any debt when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any debt to be accelerated;

                           (ii) assume, guarantee, endorse or otherwise become
                 responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation other than a Subsidiary notwithstanding the foregoing, AFC and each of its Subsidiaries shall be entitled to endorse checks and to make cash advances to, and reimburse the business expenses of, their respective directors, officers, employees and agents, all in the ordinary course of business consistent with past practice;

                          (iii) other than regular quarterly cash dividends at
                 the rate of $.28 per share on the AFC Common Stock consistent with past practice, declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock, or declare or make any distribution on, redeem or purchase or otherwise acquire (other than the acquisition of AFC Common Stock from optionees in payment of the exercise price or withholding taxes upon the exercise of employee stock options outstanding on the date hereof), any AFC Common Stock, or split, combine or otherwise similarly change the outstanding AFC Common Stock, or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action, except for the issuance of AFC Common Stock upon the exercise of options described in Section 4.1(b);

                           (iv) mortgage, pledge or otherwise encumber any
                 property or asset, except in the ordinary and usual course of business;

                            (v) sell, lease, transfer or dispose of any of its
                 properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except that AFC in the ordinary and usual course of business may make such sales, leases, transfers, dispositions, waivers, releases, cancellations, compromises or assignments other than with respect to the Fibers Business;

                           (vi) make any capital expenditure or any investment
                 of a capital nature (other than to any of its Subsidiaries) except as described in Schedule 5.1(b)(vi), either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation; provided, however, that AFC may make capital expenditures in the Fibers Business not in excess of $50,000 per instance or in excess of $200,000 in the aggregate and may make capital expenditures other than in the Fibers Business not in excess of $50,000 per instance or in excess of $300,000 in the aggregate.

                          (vii) fail to use commercially reasonable efforts to
                 perform in all material respects its obligations under Material Contracts (except those being contested in good faith) or enter into, assume or amend any contract or commitment that would have been a Material Contract in effect on the date hereof other than contracts to provide goods or services entered into in the ordinary and usual course of business;

                         (viii) except for regularly scheduled increases in
                 accordance both as to timing and amount with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation rights, performance shares, stock purchase, savings, consulting, severance, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other person or material consulting agreement;

                        (ix) permit any insurance policy naming it as a
                 beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless AFC makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies on commercially reasonable terms providing substantially the same coverage;

                        (x)   amend its Articles of Incorporation or Bylaws;
                        (xi) enter into any union, collective bargaining or similar agreement;

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

                        (xii) purchase or sell any raw materials, inventory or
                 product used in, or produced by, the Fibers Business in any transaction where the pricing for such raw materials, inventory or product is in any currency other than the United States dollar;

                 (xiii)purchase any intangible assets, including, without limitation, patents or trademarks;

                          (xiv) enter into an agreement to do any of the things
                 described in clauses (i) through (xiii);

provided, however, that notwithstanding any other provision of this Section 5.1(b), AFC will not enter into a contract for construction of a building in connection with the proposed capital expenditures for a new facility at A&B Plastics or the purchase or renovation of any building for Tri-Lite Plastics without the prior written consent of Holdings, unless the chairman of the Special Committee of the AFC Board determines otherwise after requesting, and allowing a period of time determined by the chairman to receive, the views of Holdings.

In connection with the continued operation of the business of AFC and its Subsidiaries between the date of this Agreement and the Effective Time, AFC shall confer in good faith on a regular basis with one or more representatives of Holdings designated in writing to receive reports on operational matters of materiality and the general status of ongoing operations. AFC acknowledges that Holdings does not thereby waive any rights it may have under this Agreement as a result of this covenant to engage in consultations nor shall Holdings be responsible for any decisions made by AFC's officers and directors with respect to matters that are the subject of such consultation. Any act or failure to act by AFC or any of its Subsidiaries consented to in writing by Holdings shall not constitute a breach by AFC of any representation, warranty, covenant or agreement contained in this Agreement.

                 (c) CONDUCT OF THE FIBERS BUSINESS. From the date hereof until the Closing Date, AFC will promptly notify Holdings of any development or occurrence relating to the Fibers Business not in the ordinary course of business consistent with past practices or that contravenes or is reasonably likely to contravene the provisions of Section 4.1(i).

                 (d) NOTICES OF CERTAIN EVENTS. AFC shall promptly notify Holdings of each of the following of which it has notice:

                        (i) any notice or other communication from any person or
                 entity alleging that the consent of such person or entity is or may be required in connection with the Merger or the Fibers Sale Agreement;

                        (ii) any notice or other communication from any Governmental Entity in connection with the Merger or the Fibers Sales Agreement;

                        (iii) any actions, suits, claims, investigations or
                 proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting AFC or the Fibers Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of this Agreement or that relate to the consummation of the Merger or the Fibers Sale Agreement; and

                        (iv) the damage or destruction by fire or other casualty
                 of any asset of the Fibers Business or in the event that any asset of the Fibers Business becomes the subject of any proceeding or, to the knowledge of AFC, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

         5.2 AFC SHAREHOLDERS MEETING. Subject to the provisions of Article 7, AFC covenants and agrees that its Board of Directors shall (a) cause the AFC Shareholders Meeting to be duly called and held in accordance with AFC's Articles of Incorporation, its Bylaws and applicable law as soon as reasonably practicable to consider and vote upon the approval of this Agreement and the Plan of Merger; (b) recommend approval of this Agreement and the Plan of Merger to the holders of the AFC Common Stock; and (c) use commercially reasonable efforts to cause such meeting to take place and to obtain the approval by the holders of the AFC Common Stock of this Agreement and the Plan of Merger in accordance with its Articles of Incorporation, Bylaws and the VSCA.

         5.3 BEST EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions in this Agreement, the parties hereto shall each use commercially reasonable efforts to perform their respective obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals, consents, authorizations and orders and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement, including without limitation:

                 (a) REGULATORY ACTION. AFC and Holdings shall each promptly, but in no event later than 15 days after the date of this Agreement, make the respective filings and submissions required under the provisions of the HSR Act relating to the Merger and to the Fibers Sale Agreement, and thereafter shall comply fully and promptly with any request for additional information ("second request"), voluntary request to submit information, third party subpoena or civil investigative demand that might be issued to or served on such party in connection with any investigation under the HSR Act. AFC and Holdings shall each use commercially reasonably efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable law or regulations to obtain any required approval, action, or inaction of any

         Governmental Entity with jurisdiction over the Merger or the Fiber Sales Agreement, so that the Merger may be permitted to close in accordance with its terms.

                 (b) CERTAIN LEGAL PROCEEDINGS. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted or appealed and to cooperate reasonably regarding any other impediment to the consummation of the Merger; provided, however, that nothing in this subsection (b) shall require either Holdings, Bunzl or AFC to divest any assets or business as a requirement of consummating the Merger.

                 (c) NOTICE. Each party shall give prior written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause, or any assertion or threatened assertion of a claim that if pursued would cause any representation or warranty of AFC, Holdings, Parent or SubCorp, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will result in the failure to satisfy any of the conditions specified in Article 6 and (ii) any failure of AFC, Holdings or SubCorp, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.4     INVESTIGATION; CONFIDENTIALITY.

                 (a) AFC agrees to permit Holdings, Bunzl and their authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, reasonable access to the premises, books and records of AFC and its Subsidiaries at reasonable hours, and the officers of AFC and its Subsidiaries will furnish Holdings and Bunzl with such financial and operating data and other information with respect to AFC's and its Subsidiaries' businesses and properties and permit Holdings and Bunzl to meet with such AFC employees as Holdings or Bunzl shall from time to time reasonably request; provided that AFC shall be permitted to restrict Bunzl's access to commercially sensitive information regarding any business of AFC. AFC will request its auditing firm to permit Holdings and its representatives, including its auditing firm, to review the work papers of the auditing firm of AFC relating to their examination of the AFC Financial Statements. No investigation by Holdings heretofore or hereafter made shall affect the representations and warranties of AFC, and each such representation and warranty shall survive any such investigation, subject to Section 7.5.

                 (b) Holdings agrees to permit AFC and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, such information with respect to Holdings' business as AFC shall from time to time reasonably request.

                 (c) Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated hereby, all information or documents furnished hereunder shall be subject to the Confidentiality Agreement between Holdings and AFC dated June 25, 1996, and the letter agreement between Goldman, Sachs & Co., on behalf of AFC and Bunzl dated December 13, 1996 (collectively, the "Confidentiality Agreement").

         5.5 EXPENSES. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         5.6 PROXY STATEMENT. Holdings and AFC shall cooperate in taking steps to (a) prepare and file with the SEC as soon as is practicable the Proxy Statement, including all information required by Rule 13e-3 and (b) use reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Promptly after the Proxy Statement has been cleared by the SEC, AFC shall mail the Proxy Statement to the holders of AFC Common Stock and AFC shall use reasonable efforts to solicit proxies in favor of the approval of this Agreement and the Plan of Merger. Holdings shall also take any action required to be taken pursuant to Rule 13e-3 or under state blue sky or other securities laws in connection with the Merger. If at any time prior to the AFC Shareholders Meeting, Holdings or AFC reasonably believes that the Proxy Statement includes an untrue statement of a material fact or omits a material fact required to be stated therein, the parties shall cooperate to distribute any required supplement or amendment to the Proxy Statement, and to comply with any resolicitation requirements, and shall provide to each other all necessary information for such amendment or supplement, all of which shall be true and correct in all material respects and shall not omit any material fact required to be included in such amendment or supplement.

         5.7 PERIODIC REPORTS. Each of AFC and Holdings covenants that it will file with the SEC on a timely basis all periodic reports and other filings required to be filed by it by the federal securities laws and regulations of the SEC thereunder from the date of this Agreement through the Effective Time, and that each such report or filing will comply in all material respects with the federal securities laws and regulations of the SEC and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.8 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance unless Holdings or AFC is advised in writing by legal counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by applicable law or applicable NASDAQ rules or regulations and then only after making a reasonable attempt to comply with provisions of this Section 5.8.

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

         5.9 ANTITRUST CHALLENGES. In the event a suit is instituted challenging the Merger as violative of the antitrust laws, each of Holdings and AFC will use commercially reasonable efforts to defend against such suit. Holdings and AFC will use commercially reasonable efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger or the Fibers Sale Agreement as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger or the Fibers Sale Agreement, including pursuing an appeal thereof; provided, however, that nothing in this Section 5.9 shall require either Holdings or AFC to divest any assets or business as a requirement of consummating the Merger or the Fibers Sale Agreement.

         5.10    EMPLOYEE MATTERS.

                 (a) STAY BONUSES AND SEVERANCE AGREEMENTS. Stay bonuses and severance agreements for employees other than John Morgan will be limited to those described on Schedule 5.10.

                 (b)     EMPLOYEE BENEFIT PLAN MATTERS.

                        (i) Holdings agrees that AFC will continue in effect,
                 without amendment (except with respect to any amendment required by the Code, ERISA or other applicable law or required to carry out Holdings' undertakings hereinafter set out), until December 31, 1997, the Employee Plans (other than the Employee Stock Ownership Plan of American Filtrona Corporation (the "ESOP")) covering employees who continue employment with Holdings or an affiliate of Holdings.

                        (ii) With respect to the American Filtrona Corporation
                 401(k) Savings and Profit Sharing Plan (the "Profit Sharing Plan"), Holdings will obtain and enforce an agreement by Purchaser to make a contribution for 1997 to a substantially comparable profit sharing plan for the employees of the Fibers Business (the "Purchaser Profit Sharing Plan") equal to the amount accrued on the books of the Fibers Business as of the Closing Date as a liability (computed in accordance with past practices) for a profit sharing contribution with respect to the employees who accept employment with the purchaser of the Fibers Business (the "Purchaser") (the "Transferred AFC Employees") (such liability is hereafter referred to as the "Fibers Profit Sharing Liability"). Holdings agrees that AFC will make a profit sharing contribution to the Profit Sharing Plan equal to at least the excess of (A) the amount accrued on the books of AFC as of the Closing Date as a liability (computed in accordance with past practices) for a profit sharing contribution to the Profit Sharing Plan over (B) the amount of the Fibers Profit Sharing Liability and will make a total contribution comparable to the 1996 contribution for employees of the Plastics Business if the 1997 earnings before interest and taxes of the Plastics Business approximate such earnings in 1996. Holdings agrees to obtain and enforce an agreement by Purchaser that the Purchaser Profit Sharing Plan shall have a salary
                                          37
                 reduction arrangement under which all Transferred AFC Employees will have all service credited under the Profit Sharing Plan credited under the Purchaser Profit Sharing Plan for all plan purposes, including eligibility and vesting, and to cause AFC to transfer to the Purchaser Profit Sharing Plan the account balances under the Profit Sharing Plan of all Transferred AFC Employees.

                      (iii) Holdings agrees to obtain and enforce an agreement
                 by Purchaser to contribute to the Purchaser Profit Sharing Plan an amount equal to the liability (computed in accordance with past practices) accrued on the books of the Fibers Business as of the Closing Date for a contribution to the ESOP with respect to Transferred AFC Employees (the "Purchaser ESOP Contribution"). Holdings agrees to cause AFC to contribute to the ESOP an amount equal to the excess of (A) the liability (computed in accordance with past practices) accrued on the books of AFC as of the Closing Date over (B) the amount of the Purchaser ESOP Contribution, and to amend the ESOP to provide that all AFC employees, including all Transferred AFC Employees, are 100% vested in their accrued benefits thereunder.

                        (iv) Holdings agrees to use its best efforts to cause Purchaser to assume sponsorship of the following plans covering employees employed in the Fibers Business: the American Filtrona Corporation Pension Plan for Hourly Employees and the American Filtrona Corporation 401(k) Plan for Hourly Employees. Holdings agrees to use its best efforts to cause Purchaser to establish a defined benefit plan that (A) covers AFC's salaried employees who become salaried Transferred AFC Employees; (B) meets the requirements of Section 401(a) of the Code (the "Purchaser Retirement Plan"); and (C) provides that all service of such salaried Transferred AFC Employees credited with the American Filtrona Corporation Retirement Plan (the "AFC Retirement Plan") shall be credited under the Purchaser Retirement Plan for all plan purposes, including eligibility, vesting and benefit accrual. Holdings agrees to cause an amount to be transferred from the trust maintained under the AFC Retirement Plan to the trust under the Purchaser Retirement Plan calculated pursuant to the applicable provisions of
                 Section 414(l) of the Code, with respect to salaried Transferred AFC Employees.

                        (v) Holdings agrees to use its best efforts to cause
                 Purchaser (A) to establish and maintain through December 31, 1997 employee benefit plans (as defined in Section 3(3) of ERISA) for Purchaser's employees that are in the aggregate approximately equal to the Employee Plans sponsored and maintained by AFC for its salaried and hourly employees; and
                 (B) to ensure that any of Purchaser's employee welfare benefit plans (as defined in Section 3(1) of ERISA) credit Transferred AFC Employees with any internal limits, deductibles or co-payments satisfied by such employees under AFC's employee welfare benefit plans.

                        (vi) Holdings will use its best efforts to cause
                 Purchaser to offer employment to all AFC employees who are active employees at the Closing Date.

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

                        (c) LABOR MATTERS. Holdings agrees to use its best efforts to cause Purchaser to assume any collective bargaining agreement with respect to employees of the Fibers Business in effect as of the date of the sale of the Fibers Business.

         5.11 ACCOUNTANT'S LETTERS. AFC agrees to use commercially reasonable efforts to cause to be delivered to Holdings a letter of Coopers & Lybrand L.L.P., independent auditors for AFC, dated the date of the Proxy Statement and the Closing Date (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Proxy Statement, which letter shall be in form reasonably satisfactory to Holdings.

         5.12 NON SOLICITATION; COMPETING OFFERS. From the date of this Agreement until the Closing Date, neither AFC nor its officers, directors or agents shall be entitled to solicit or encourage, in any manner, including by way of furnishing information, any merger, acquisition, or takeover proposal or offer for AFC or its shares or any significant portion of its assets or businesses, however structured or to be effected, unless the Board of Directors of AFC concludes in good faith, after receiving the advice of its counsel, that the failure to take such action would violate the fiduciary obligation of the directors of AFC under applicable law; provided, however, that Holdings and Bunzl shall be notified promptly of the principal terms of all bona fide competing offers made to AFC, and AFC shall be subject to any applicable obligation to pay the Expenses and the Fee set forth in Section 7.4 in the event this Agreement is terminated.

         5.13 CONDITIONS IN FIBERS SALE AGREEMENT AND FINANCING. Holdings shall use its commercially reasonable efforts to have satisfied all conditions to the obligations of Bunzl in the Fibers Sale Agreement and to the financing obligations of Wachovia Bank of North Carolina, N.A. and other banks pursuant to the commitment letter referenced in Section 6.2(h) except for such conditions that are not within the control of Holdings and its Affiliates.

         5.14 INVESTMENT SECURITIES. AFC agrees that at the Effective Time all of its investment securities will be redeemable at par for cash within seven days or in a form traded in established securities markets.

         5.15 FILPAC INDEBTEDNESS. AFC agrees to document the indebtedness of Filpac, Inc. to AFC to the reasonable satisfaction of Holdings promptly after execution of this Agreement.

         5.16    ACCESS TO INFORMATION.

                 (a) From the date hereof until the Closing Date, AFC (i) will give Bunzl, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of AFC relating to the Fibers Business, (ii) will furnish to Bunzl, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Fibers Business as such persons or entities may reasonably request and (iii) will instruct the employees, counsel and financial advisors of AFC to cooperate with Bunzl in its investigation of the Fibers Business. Any investigation pursuant to this Section shall be
                                   39
         conducted in such manner as not to interfere unreasonably with the conduct of the business of AFC.

                 (b) AFC will furnish, to Bunzl and its counsel copies of those agreements, contracts and commitments of AFC relating to the Fibers Business (and, if such agreements, contracts and commitments are not reduced to writing, reasonable written details of the same) which (i) have previously been withheld from Bunzl or (ii) include obligations of confidentiality or impose restrictions on disclosure by AFC (clauses
         (i) and (ii), collectively, the "Confidential Agreements") no less than 5 business days prior to the Closing. The Confidential Agreements shall include, without limitation, agreements, contracts and commitments relating to research and/or development work and projects or contracts or agreements with or commitments to or understandings with suppliers or customers of the Fibers Business. Bunzl shall, if requested, enter into confidentiality undertakings with regard to such Confidential Agreements on such terms as Bunzl may agree, with the counterparties to such Confidential Agreements.

                 (c) AFC will disclose to Bunzl, its counsel, auditors and other authorized representatives and/or give Bunzl, its counsel, auditors and other authorized representatives, access to, not less than 5 business days before the Closing:

                        (i) The commercial terms upon which products, goods,
                 materials and services are supplied by the Fibers Business to its customers including, but not limited to, the price at which such products, goods, materials and services are sold and details of any rebates, discounts, commissions and extended credit terms paid or given to customers;

                        (ii) The commercial terms upon which products, goods,
                 materials and devices are supplied to the Fibers Business by its suppliers including, but not limited to, the price at which such products, goods, materials and services are supplied to the Fibers Business and details of any rebates, discounts and commissions paid or given to the Fibers Business;

                        (iii) The financial budgets and forecasts and business
                 plans of or relating to the Fibers Business including, but not limited to, full details of the 1997 forecast and budget and the 1997 to 1999 plan and any notes and commentaries forming part of or relating to such forecasts, budgets and plans;

                        (iv) The Jefferson Davis and White Pine facilities and
                 the Pine Glen warehouse and the Fibers Business; research and development facilities;

                        (v) Written details of any significant business or
                 commercial arrangement, commitments or understandings (whether or not reduced to writing and whether or not legally binding) related to the Fibers Business; and

                        (vi) Such access to the employees and advisors of AFC as
                 may be necessary or useful in connection with any of the foregoing.

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

         5.17 SETTLEMENT OF LAWSUITS. In 1994, the Office of Federal Compliance Programs issued a Notice of Violation in which it alleged that two employment screening tests used by AFC were unlawful. AFC will not settle this matter without the prior written consent of Holdings, and will not admit any liability in connection therewith.

         5.18 ASSUMPTION OF LIABILITIES. AFC acknowledges and agrees that, upon the consummation of the Merger, the Surviving Corporation shall be the successor to, and assume, all the obligations of SubCorp under the Fibers Sale Agreement.

                                    ARTICLE 6

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                 (a) AFC SHAREHOLDER APPROVAL. This Agreement and the Plan of Merger shall have been adopted at the AFC Shareholders Meeting duly called and held in accordance with AFC's Articles of Incorporation and Bylaws and the VSCA, by the holders of more than two-thirds of the shares of AFC Common Stock outstanding and entitled to vote thereon.

                 (b) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

                 (c) PROXY STATEMENT. No proceedings under the proxy rules or Rule 13e-3 of the SEC pursuant to the Exchange Act and with respect to the Merger shall be pending before or threatened by the SEC.

                 (d) INJUNCTION, ETC. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to AFC, Holdings, Parent, SubCorp or their respective officers, managers and directors. No suit or proceeding shall have been instituted by any person, or, to the best AFC's or Holdings' knowledge, shall have been threatened by any Governmental Entity, that seeks to (i) prohibit, restrict or delay consummation of the Merger or to limit in any material respect the right of Holdings to control any material aspect of the business of Holdings and its Subsidiaries or AFC and its Subsidiaries after the Effective Time, or (ii) to subject Holdings or AFC or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the Merger; provided, however, that in the case of any action, suit or proceeding instituted by a person other than a Governmental Entity, such action, suit or proceeding has a substantial likelihood of success in the opinion of legal counsel for the party invoking this provision.

         6.2 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND SUBCORP. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Holdings, prior to or at the Closing, of each of the following conditions:

                 (a) CONSENTS, AUTHORIZATIONS, ETC. The consents required under the items listed on Schedule 4.1(e) and all consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity or any nongovernmental third party (other than the filing of the Articles of Merger with the Commission) that are required for or in connection with the execution and delivery by AFC of this Agreement and the consummation by AFC of the Merger shall have been obtained or made, except where the failure to obtain such consent, authorization, order or approval would not have a Material Adverse Effect.

                 (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AFC contained in this Agreement shall have been true and correct in all respects at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, except in either case as such representations and warranties by their terms relate only to dates or periods of time prior to the Closing Date, or, in any event, except where the failure of representations or warranties to be true and correct (determined for this purpose without taking into consideration any materiality qualifier contained in such representation or warranty) in the aggregate would not have a Material Adverse Effect, and AFC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                 (c) CERTIFICATE. (i) AFC shall have delivered to Holdings a certificate, dated as of the Closing Date, of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Vice President, Bonded Fiber Products of AFC to the effect that to the best of such officer's knowledge the conditions specified in paragraph (b) of this Section 6.2 have been satisfied. Such certificate shall also specify the number of issued and outstanding shares of AFC Common Stock as of the Closing Date.

                 (d) OPINION AND CONFIRMATION OF AFC'S COUNSEL. Holdings, Parent and SubCorp shall have received an opinion and confirmation, dated as of the Closing Date, of Hunton & Williams, counsel to AFC, substantially to the effect set forth in Exhibit E hereto, with such exceptions and limitations as shall be reasonably satisfactory to Holdings.

                 (e) LETTERS FROM ACCOUNTANTS. Holdings shall have received the letter of Coopers & Lybrand L.L.P. contemplated by Section 5.11.

                 (f) ADDITIONAL CERTIFICATES, ETC. AFC shall have furnished to Holdings such additional certificates, opinions and other documents as Holdings may have reasonably requested as to any of the conditions set forth in Sections 6.1 and 6.2.

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

                 (g) RESIGNATIONS. AFC shall have delivered to Holdings, to the extent requested by Holdings, the written resignations of the directors of AFC.

                 (h) FINANCING. All conditions in the commitment of financing for the Merger from Wachovia Bank of North Carolina, N.A. and, if applicable, other banks as set forth in that certain commitment letter dated February ___, 1997 and attached hereto as Exhibit F that are not within the control of SubCorp and its Affilliates shall have been satisfied, all of which conditions SubCorp agrees to use its best commercial efforts to have satisfied.

                 (i) SATISFACTION OF CONDITIONS IN FIBERS SALE AGREEMENT. All conditions to the obligations of Bunzl in the Fibers Sale Agreement that are not within the control of Holdings and its Affiliates shall have been satisfied.

                  (j) MORGAN CONSULTING AND NON-COMPETITION AGREEMENT. John L. Morgan shall have executed and delivered a Consulting and Non-Competition Agreement with Bunzl in the form of Exhibit B to the Fibers Sale Agreement.

                 (k) MORGAN SEVERANCE AGREEMENT. AFC and John L. Morgan shall have executed a severance agreement providing for termination of his employment by AFC and its Subsidiaries as of the Effective Time providing for (i) a severance payment of $800,000 at Closing (in lieu of all salary and bonuses payable after the Effective Time and all additional accruals or contributions that would be payable after the Effective Time with respect to his interest in the AFC Pension Plan, SERP and Profit-Sharing and 401(k) Plan and in lieu of continued participation in welfare plans other than health insurance plans); and
         (ii) continued participation until December 31, 1999 as a retiree, in AFC's medical insurance plan (if generally available for retirees thereunder) on the same contributing basis as now in effect; provided, however, that Mr. Morgan will pay any premiums in excess of $9,000 for such medical insurance coverage during 1997 through 1999; and (iii) indemnification holding Mr. Morgan harmless with respect to the application of the provisions of Sections 280G and 4999 of the Code, respectively, including indemnification for any excise tax obligations and any federal, state or local income, employment-related and excise tax obligations with respect to the indemnification payments.

                 (l) TRANSFER AGENT'S CERTIFICATE. AFC shall have delivered to Holdings a certificate of the Transfer Agent for the AFC Common Stock specifying the number of issued and outstanding shares as of the Closing Date.

         6.3 CONDITIONS TO OBLIGATIONS OF AFC. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of or waiver by AFC, prior to or at the Effective Time, of each of the following conditions:

                 (a) CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity or non-governmental third party (other than the filing of the Articles of Merger with the Commission), which are required for or in connection with the execution and delivery of this Agreement by Holdings, Parent and SubCorp and the consummation by SubCorp of the Merger shall have been obtained or made except where the failure to obtain such consent, authorization, or approval would not have a material adverse effect on the consolidated financial condition, results of operations, business or prospects of Holdings and its Subsidiaries taken as a whole.

                 (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings, Parent and SubCorp contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Closing Date, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Closing Date or except as such representations and warranties by their terms relate only to periods of time prior to the Closing Date or except where the failure of any representation or warranty to be true and correct would not have a material adverse effect on the consolidated financial condition, results of operation, business or prospects of Holdings and its Subsidiaries taken as a whole; and Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                 (c) CERTIFICATE. Holdings shall have delivered to AFC a certificate, dated as of the Closing Date, of the Chief Executive Officer of Holdings to the effect that the conditions specified in paragraph (b) of this Section 6.3 have been satisfied.

                 (d) OPINION AND CONFIRMATION OF HOLDINGS', PARENT'S AND SUBCORP'S COUNSEL. AFC shall have received an opinion and confirmation, dated as of the Closing Date, of Sutherland, Asbill & Brennan, L.L.P. counsel to Holdings, Parent and SubCorp, to the effect set forth in Exhibit E hereto, with such exceptions and limitations as shall be reasonably satisfactory to AFC.

                 (e) ADDITIONAL CERTIFICATES, ETC. Holdings shall have furnished to AFC such additional certificates, opinions and other documents as AFC may have reasonably requested as to any of the conditions set forth in Sections 6.1 and 6.3.

                 (f) SATISFACTION OF CONDITIONS IN FIBERS SALE AGREEMENT. All conditions to the obligations of Bunzl in the Fibers Sale Agreement shall have been satisfied, and the cash consideration payable thereunder to the Surviving Corporation at Closing shall have been made available to the Surviving Corporation.

                 (g) FAIRNESS OPINION. The fairness opinion of Goldman, Sachs & Co. with respect to the Merger shall not have been withdrawn.

                                   ARTICLE 7

                          TERMINATION AND ABANDONMENT

         7.1 TERMINATION AND ABANDONMENT. This Agreement and the Merger may be terminated and abandoned at any time prior to the Effective Time:

                 (a) By mutual action of the Board of Directors of AFC and the Managers of Holdings, whether before or after any action by AFC's shareholders.

                 (b)    By Holdings:

                            (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 6.2 is no longer capable of being satisfied;

                           (ii) if there has been a breach by AFC of any
                 representation or warranty contained in this Agreement that would have a Material Adverse Effect, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of AFC, which breach is not curable, or, if curable, is not cured within 15 days after written notice of such breach is given by Holdings to AFC;

                          (iii) if AFC (or its Board of Directors) shall have
                 authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction (as defined below) that has not been consented to in writing by Holdings; or

                           (iv) if the Board of Directors of AFC shall have
                 withdrawn or materially modified its authorization, approval or favorable recommendation to the shareholders of AFC with respect to the Plan of Merger or this Agreement in a manner adverse to Holdings or shall have failed to make such favorable recommendation.

                 (c)    By AFC:

                            (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 6.3 is no longer capable of being satisfied; or

                           (ii) if there has been a breach by Holdings, Parent
                 or SubCorp of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the consolidated financial condition, results of operations or business of Holdings and its Subsidiaries taken as a whole or the ability of Holdings, Parent or SubCorp to consummate the Merger, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Holdings, Parent or SubCorp, which breach is not

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

                 curable or, if curable, is not cured within 15 days after written notice of such breach is given by AFC to Holdings.

                 (d) By AFC if because of its receipt of a proposal with respect to a Competing Transaction, the Board of Directors concludes, in good faith, after receiving advice of its legal counsel that such termination is in the best interests of AFC and its shareholders.

                 (e) By Holdings or AFC if there shall have occurred (i) any general suspension of, or limitation on, trading in securities generally on NASDAQ continuing for a period of fifteen (15) business days, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States continuing for a period of fifteen (15) business days.

                 (f) By either Holdings or AFC if (i) any event shall have occurred as a result of which any condition set forth in Section 6.1 is no longer capable of being satisfied or (ii) the Merger shall not have been consummated by June 30, 1997; provided, however, that, in either case, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that proximately contributed to the failure of any such condition to be satisfied or the failure to consummate the Merger.

As used herein, a "Competing Transaction" shall mean (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving AFC or a significant Subsidiary of AFC; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of AFC, taken as a whole, in a single transaction or series of transactions; (iii) any tender or exchange offer for 25% or more of the outstanding shares of AFC Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         7.2 SPECIFIC PERFORMANCE. The parties acknowledge that the rights of each party to consummate Merger are special, unique, and of extraordinary character, and that, in the event that either violates or fails and refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that, in the event that it violates or fails and refuses to perform any covenant made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief.

         7.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is not consummated for any reason, each party will redeliver all documents, work papers, and other materials of any party relating to the Merger, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously delivered to third parties in connection with the Merger, and no information received by any party hereto with respect to the business of any other party shall be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this Section 7.3 shall not apply to any documents, work papers, material, or information that, through no act or failure to act by any other party hereto (a) is a matter of public knowledge or (b) heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any Governmental Entity.

         7.4 CERTAIN FEES AND EXPENSES. AFC acknowledges that Holdings has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of AFC and its Subsidiaries and has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the Merger. Therefore, to induce
Holdings to enter this Agreement:

                 (a) EXPENSES. In the event that AFC terminates this Agreement pursuant to Section 7.1(d) or Holdings terminates this Agreement pursuant to Section 7.1(b)(iii) or Section 7.1(b)(iv) and at the time there exists a Competing Transaction, then AFC shall reimburse Holdings for the total amount of the Expenses. For purposes of this Section 7.4, "Expenses" shall include all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms and their respective agents and counsel, and all reasonable fees of counsel, accountants, experts and consultants to Holdings) actually incurred by Holdings or on its behalf or by Bunzl or on its behalf in connection with the Merger and all transactions contemplated by this Agreement, including the sale of the Fibers Business to Bunzl; provided, however, that Expenses shall be limited to 1% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC Common Stock. The Expenses, if due, shall be paid promptly after such termination.

                 (b) FEE. If this Agreement is terminated pursuant to Section 7.1(d) by AFC or pursuant to Section 7.1(b)(iii) or 7.1(b)(iv) by Holdings and a Competing Transaction is consummated on or before February 28, 1998, then AFC shall pay to Holdings promptly after the consummation of the Competing Transaction a fee in the amount of 2% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC Common Stock in addition to the amount of any Expenses paid or payable under subsection (a) above (the "Fee"), not as a penalty but as full and complete liquidated damages.

The Expenses and the Fee shall be payable to Holdings notwithstanding that any action taken by the Board of Directors of AFC that may give rise to the obligation to pay the Expenses and the Fee may have been taken in accordance with the fiduciary duties of the Board of Directors.

                 (c) PAYMENT. Any payment required pursuant to this Section 7.4 shall be made as promptly as practicable, but in no event later than three business days after Holdings' delivery to AFC of a statement setting forth the amount payable and the facts causing such amount to be payable, including (if applicable) the Expenses in reasonable detail, and shall be made by wire transfer of immediately available funds to an account designated by Holdings. In the event that Holdings is entitled to the Expenses or the Fee, AFC shall also pay to Holdings interest at the rate of 8.0% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of AFC to pay the Expenses, the Fee or such interest.

         7.5 EFFECT OF TERMINATION. Except for the provisions of Sections 5.4, 5.5, 5.12, 7.3, 7.4, this Section 7.5 and Article 8, which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or shareholders; provided, however, that except as expressly set forth in Section 7.4(b), nothing in this Section
7.5 shall relieve any party from liability for the knowing and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 WAIVER OF CERTAIN CONDITIONS. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject, except that the conditions contained in
Section 6.1, and Section 6.2(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) and Section 6.3(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) may not be so waived.

         8.2 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                           If to Holdings, Parent or SubCorp, to:

                                WBT Holdings LLC
                                999 Peachtree Street, N.E. Suite 2300
                                Atlanta, Georgia  30309-3996
                                Telecopier: (404) 853-8806
                                Attention: Bennett L. Kight, President

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

                                with a copy to:

                                Sutherland, Asbill & Brennan, L.L.P.
                                999 Peachtree Street, N.E., Suite 2300
                                Atlanta, Georgia 30309-3996
                                Fax No. (404) 853-8806
                                Attention: George L. Cohen, Esq.


                           If to AFC, to:

                                3951 Westerre Parkway, Suite 300
                                Richmond, Virginia 23233
                                Fax No. (804) 346-0164
                                Attention:  John L. Morgan

                                with a copy to:

                                Hunton & Williams
                                951 East Byrd Street
                                Richmond, Virginia 23219-4074
                                Fax No. (804) 788-8218
                                Attention: C. Porter Vaughan, III, Esquire

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail or deliver a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         8.3 TABLE OF CONTENTS; HEADINGS. The Table of Contents, cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         8.4 AMENDMENT. Except as otherwise provided in Section 13.1-718(I) of the VSCA, this Agreement or the Plan of Merger may be amended, at any time before or after the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, by action of the respective Boards of Directors of AFC, Parent and SubCorp and the Managers of Holdings, without action by the shareholders or members thereof. Any variation, modification or amendment to this Agreement must be made in writing and executed by each of the parties hereto.

         8.5 NO SURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS. None of the representations or warranties made in Article 4 or the covenants made in
Article 5 shall survive the Closing Date.

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


         8.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger as contemplated by the Plan of Merger is consummated.

         8.7 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

         8.8 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity; provided, however, that all persons who are beneficiaries of Sections 5.4(a), 5.10 or 5.12 shall be entitled to enforce the provisions of those sections, respectively. Except for assignments to wholly-owned subsidiaries (direct or indirect) of Holdings, in which event Holdings shall remain liable for the performance of this Agreement, no transfer or assignment (including by operation of law) of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of the other parties and any attempted transfer or assignment without that required consent shall be void. No transfer or assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

         8.9 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the party having such right or duty shall have until 5:00 p.m. Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

         8.10 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

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

         8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflicts of law principles thereof.

         8.12 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) and the Confidentiality Agreement contain, and are intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersede any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      AMERICAN FILTRONA CORPORATION

                                       /s/ JOHN L. MORGAN
                                      -----------------------------------------
                                      Name  John L. Morgan
                                      Title Chairman



                                      WBT HOLDINGS LLC

                                       /s/ BENNETT L. KIGHT
                                      -----------------------------------------
                                      Name  Bennett L. Kight
                                      Title President




                                      WB PARENT CORP.

                                       /s/ BENNETT L. KIGHT
                                      -----------------------------------------
                                      Name  Bennett L. Kight
                                      Title President




                                      WB ACQUISITION CORP.

                                        /s/ BENNETT L. KIGHT
                                      -----------------------------------------
                                      Name  Bennett L. Kight
                                      Title President